      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2002

                                                      REGISTRATION NO. 333-63516
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           SALOMON SMITH BARNEY INC.
                               INITIAL DEPOSITOR
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          HEALTHCARE SECTORS(SM) TRUST
                                YET-TO-BE FORMED
                     [ISSUER WITH RESPECT TO THE RECEIPTS]

             NEW YORK                             6211                            11-2418191
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                   COPIES TO:

              JOAN GUGGENHEIMER, ESQ.                             ALLAN G. SPERLING, ESQ.
             SALOMON SMITH BARNEY INC.                      CLEARY, GOTTLIEB, STEEN & HAMILTON
               388 GREENWICH STREET                                  ONE LIBERTY PLAZA
             NEW YORK, NEW YORK 10013                            NEW YORK, NEW YORK 10006
                  (212) 816-6000                                      (212) 225-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 6, 2002


PRELIMINARY PROSPECTUS
                             HEALTHCARE SECTORS(SM)

                                   DEPOSITARY RECEIPTS
                          HEALTHCARE SECTORS(SM) TRUST
                               ------------------


     The Healthcare SECTORS(SM) Trust will issue Healthcare SECTORS(SM) representing your undivided beneficial ownership in the common stocks or American depositary shares of a group of 38 specified companies in the healthcare industry. U.S. Bank Trust National Association will be the trustee. You may only acquire, hold or transfer Healthcare SECTORS in round lots of 100 Healthcare SECTORS. Healthcare SECTORS are separate from the underlying deposited securities held by the trust. For a list of the names and the number of shares of the companies underlying a round lot of 100 Healthcare SECTORS, see "Summary -- The Healthcare SECTORS and the Underlying Securities" starting on page 6. The Healthcare SECTORS Trust will offer to issue the Healthcare SECTORS on a continuous basis after the initial distribution.


     The initial public offering price for a round lot of 100 Healthcare SECTORS
equals the sum of the closing market price on           , 2002 for each
deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.


     The term of the Healthcare SECTORS is two years and the trust will
terminate on          , 2004, or earlier if a termination event occurs. See
"Description of the Healthcare SECTORS -- Termination of the Healthcare SECTORS Trust" on page 25 of this prospectus. Upon termination of the trust, the underlying securities of the Healthcare SECTORS Trust will be distributed to the beneficial owners of the Healthcare SECTORS, subject to payment of applicable fees, charges or taxes.


     Healthcare SECTORS are neither interests in nor obligations of either the initial depositor, Salomon Smith Barney Inc., or the trustee, U.S. Bank Trust National Association.

     Before this issuance, there has been no public market for the Healthcare SECTORS. We will apply to list the Healthcare SECTORS on the American Stock
Exchange under the symbol "     ".
                               ------------------
      INVESTING IN THE HEALTHCARE SECTORS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                                                              PER HEALTHCARE
                                                                 SECTORS        TOTAL
                                                              --------------    -----
Public Offering Price.......................................       $            $
Underwriting Fee............................................       $            $
Proceeds to Healthcare SECTORS Trust........................       $            $

                               ------------------

                              SALOMON SMITH BARNEY
     , 2002

      "SECTORS" and "Selected Equity Comprised Trust Originated ReceiptS"
                 are service marks of Salomon Smith Barney Inc.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................    2
RISK FACTORS................................................   12
AVAILABLE INFORMATION.......................................   19
HEALTHCARE SECTORS TRUST....................................   19
DESCRIPTION OF THE HEALTHCARE SECTORS.......................   20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT...............   28
DESCRIPTION OF THE UNDERLYING SECURITIES....................   28
HISTORICAL DATA ON THE UNDERLYING SECURITIES................   32
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............   52
ERISA CONSIDERATIONS........................................   54
UNDERWRITING................................................   55
LEGAL MATTERS...............................................   56


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

     UNTIL                , 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                    SUMMARY

     This summary highlights selected information from this prospectus to help you understand the Healthcare SECTORS. You should carefully read the entire prospectus to fully understand the terms of the Healthcare SECTORS, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Healthcare SECTORS. You should, in particular, carefully review the section entitled "Risk Factors," which highlights a number of risks to determine whether an investment in the Healthcare SECTORS is appropriate for you. All of the information set forth below is qualified in its entirety by a more detailed explanation set forth elsewhere in this prospectus.

     The address of the Healthcare SECTORS Trust is: Healthcare SECTORS Trust, c/o Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.

  GENERAL

     Healthcare SECTORS will represent your undivided beneficial ownership interest in the shares of common stock or American depositary shares held by the Healthcare SECTORS Trust on your behalf. The Healthcare SECTORS are separate from the underlying securities held by the trust.

     The Healthcare SECTORS Trust will hold shares of common stock or American depositary shares issued by 38 specified companies in the healthcare industry. We specify below under "-- The Healthcare SECTORS and the Underlying Securities" the number of shares of each common stock or American depositary shares held by the Healthcare SECTORS Trust with respect to each round lot of 100 Healthcare SECTORS. We refer to this group of common stocks and American depositary shares as the underlying securities. Except when a reconstitution event or a distribution of securities occurs, the underlying securities will not change and the securities of a new company will not be added to the underlying securities of the Healthcare SECTORS Trust.


     The term of the Healthcare SECTORS is two years and the trust will
terminate on             , 2004, or earlier if a termination event occurs. The
term of the Healthcare SECTORS allows you to have a single, exchange listed instrument representing your undivided beneficial ownership of the underlying securities for a period of two years and, thereafter, to have the shares of the underlying securities and, thus, the ability to hold or sell such shares individually. You should refer to the description of termination events described under "Description of the Healthcare SECTORS -- Termination of the Healthcare SECTORS Trust" on page 25 of this prospectus. Upon termination of the trust, the trustee will distribute the underlying securities of the Healthcare SECTORS Trust to the beneficial owners of the Healthcare SECTORS, subject to payment of applicable fees, charges or taxes.


  SELECTED PURCHASE CONSIDERATIONS

     - DIVERSIFICATION -- Healthcare SECTORS are designed to allow you to diversify your investment in the healthcare industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

     - FLEXIBILITY -- Healthcare SECTORS allow you to hold undivided beneficial ownership interests in each of the underlying securities represented by the Healthcare SECTORS. At any time, you can cancel your Healthcare SECTORS to receive each of the underlying securities represented by the Healthcare SECTORS.

     - TRANSACTION COSTS -- The expenses associated with trading Healthcare SECTORS are expected to be less than trading each of the underlying securities separately.

  SELECTED RISK CONSIDERATIONS

     An investment in the Healthcare SECTORS involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this prospectus beginning on page 12. Some are summarized here.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS WILL RESULT IN A LOSS IF THE PRICES OF THE UNDERLYING SECURITIES DECLINE -- Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, you may lose all or a substantial portion of your investment in the Healthcare SECTORS if the underlying securities decline in price.

     - THE PRICE AT WHICH YOU MAY BE ABLE TO SELL YOUR HEALTHCARE SECTORS MAY BE LESS THAN THE PRICE OF THE UNDERLYING SECURITIES -- Healthcare SECTORS may trade at a discount to the aggregate value of the underlying securities.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS WILL BE SUBJECT TO RISKS INHERENT IN THE HEALTHCARE INDUSTRY -- Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, your investment may be affected by general conditions of the healthcare industry, including the pharmaceutical and biotechnology industries.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS MAY NOT CONTINUE TO BE A DIVERSIFIED INVESTMENT IN THE HEALTHCARE INDUSTRY -- As a result of business developments, mergers, consolidations or other corporate combinations, reorganizations or market fluctuations affecting issuers of the underlying securities, Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry.

     - YOUR DECISION TO INVEST IN HEALTHCARE SECTORS MUST BE BASED ON YOUR EVALUATION OF THE UNDERLYING SECURITIES -- The selection criteria for the underlying securities are subjective. Therefore, while these criteria may provide useful guidelines for evaluating the selection process, they are not a substitute for your need to evaluate the underlying securities in making your investment decision.


     - YOU WILL HAVE TO CANCEL YOUR HEALTHCARE SECTORS AND RECEIVE ALL OF THE UNDERLYING SECURITIES IN ORDER TO MAKE AN INVESTMENT DECISION WITH RESPECT TO ANY ONE OR MORE OF THE INDIVIDUAL UNDERLYING SECURITIES -- In order to sell one or more underlying securities or to participate in a tender offer or certain reconstitution events for one or more of the underlying securities during the term of the Healthcare SECTORS, you will be required to cancel your Healthcare SECTORS and receive delivery of all the underlying securities. Cancellation of any Healthcare SECTORS will require you to pay a cancellation fee to the trustee, and any applicable taxes or governmental charges.


     - THE MARKET PRICE OF THE HEALTHCARE SECTORS MAY DECLINE FOLLOWING TEMPORARY PRICE INCREASES IN THE UNDERLYING SECURITIES -- Activity in the secondary trading market, including purchasing activity associated with Salomon Smith Barney Inc.'s acquisition of the underlying securities for deposit into the Healthcare SECTORS Trust, may temporarily increase the market price of the underlying securities, resulting in a higher price for the Healthcare SECTORS, including at the time of their issuance. Prices for the underlying securities and the Healthcare SECTORS may decline subsequent to these purchases as the volume of purchases subsides.

  THE HEALTHCARE SECTORS TRUST

     The Healthcare SECTORS Trust will be formed under the depositary trust
agreement, dated as of             , 2002, among U.S. Bank Trust National
Association, as trustee, Salomon Smith Barney Inc., as initial depositor, other future depositors who receive Healthcare SECTORS in exchange for depositing the underlying securities and the owners of the Healthcare SECTORS. The Healthcare SECTORS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Healthcare SECTORS Trust will hold shares of common stock or American depositary shares issued by 38 specified companies in the healthcare industry. Except when a reconstitution event or distribution of securities occurs, the group of companies will not change and the securities of a new company will not be added to the securities underlying the Healthcare SECTORS.

     The Healthcare SECTORS Trust's assets may increase or decrease as a result of deposits and withdrawals of the underlying securities during the life of the Healthcare SECTORS Trust.


     The Healthcare SECTORS Trust will terminate on             , 2004, or
earlier if a termination event occurs. The term of the Healthcare SECTORS allows you to have a single, exchange listed instrument representing your undivided beneficial ownership of the underlying securities for a period of two years and, thereafter, to have the shares of the underlying securities and, thus, the ability to hold or sell such shares individually.


  THE HEALTHCARE SECTORS AND THE UNDERLYING SECURITIES

     The Healthcare SECTORS represent undivided beneficial ownership interest in the shares of the underlying securities held by the Healthcare SECTORS Trust on your behalf. The Healthcare SECTORS themselves are separate from the underlying securities that are held by the trust.


     The indicative share amounts represented by each round lot of 100 Healthcare SECTORS are set forth in the chart below. The underlying securities of the Healthcare SECTORS were selected by Salomon Smith Barney Inc., based on its investment research from the following subsectors of the healthcare industry: United States pharmaceuticals, European pharmaceuticals, generic and specialty pharmaceuticals, medical devices, biotechnology and healthcare services (health maintenance organizations, hospitals and distributors).



     These subsectors of the healthcare industry were selected by Salomon Smith Barney Inc. based upon the subsectors represented by healthcare companies in the Standard & Poor's 500, or the S&P 500. Standard & Poor's is an independent source of market information that, among other things, classifies the securities of public companies into various Economic Sector Classifications based on its own criteria. There are 10 Standard & Poor's Economic Sector Classifications and each class of publicly traded securities of a company is given only one Sector Classification. The securities included in the Healthcare SECTORS are currently represented in the Healthcare Economic Sector. The Standard & Poor's Sector Classifications of the securities included in the Healthcare SECTORS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine Economic Sector Classifications, or both.


     The weightings of each subsector within the S&P 500 were adjusted for certain factors or trends that in the opinion of Salomon Smith Barney Inc. are present or anticipated in the healthcare industry as described below:

     - Weighting of the United States pharmaceutical subsector was reduced from the S&P 500 because this subsector has had slowing growth, increased pricing pressure and reduced margins due to high levels of patent expirations, weak product pipelines in near term, increased competition from generic pharmaceutical and legislative reform (particularly Medicare reform).

     - The European pharmaceutical subsector (which is not represented in the S&P 500) was added because the growth rates of this subsector have the potential to rise in the years ahead as a result of efficiencies resulting from mergers, generally lower risk of generic competition, stronger product pipelines and less exposure to legislative reforms of the United States.


     - Weightings of the generic and specialty pharmaceutical subsectors were increased from the S&P 500. The generic pharmaceutical subsector was increased because this subsector has benefited from high levels of patent expirations, impact of managed care and pending legislation and attractive valuations. The specialty pharmaceutical subsector was increased because this subsector has increased appeal resulting from a need for novel delivery mechanisms (such as patches or coatings for longer acting formulas) to revitalize product portfolios and to protect against generic erosion, the availability of small market niche opportunities that have been overlooked by larger pharmaceutical companies, strong potential product pipelines and the potential for future merger and acquisition activity.

     - Weighting of the biotechnology subsector was increased to reflect the emergence of this subsector as a viable industry with companies that operate at a profit, possess high-margin products that meet previously unmet medical needs, have funding to sustain internal research and development efforts, have strong product pipelines, may be attractive as potential sources for marketing deals and for future merger and acquisition activity and have minimal risk from generic competitors.


     - Weighting of the medical devices subsector was decreased slightly from the S&P 500 primarily because of the current valuations of companies in this subsector. However, aging demographics of the United States support increased demand for medical devices resulting from medical devices being used instead of drugs, integration of internet technology to improve patient monitoring capabilities and miniaturization allowing for new uses (such as portable defibrillators or cerebral pacemakers) and this subsector has a potential for future merger and acquisition activity.



     - The weighting of the healthcare services subsector was increased from S&P 500 because of a reversal of prior budget cuts by state and Federal governments and its positive impact on reimbursement. An increased shift in mail order delivery of prescription drugs has improved margins for both distributors and pharmacy benefit managers. Hospitals and managed care providers are also experiencing improved cost trends as well as higher premiums.


     The following chart compares the weightings of the subsectors of the healthcare industry within the S&P 500 with the weightings of the subsectors represented by the securities underlying the Healthcare SECTORS Trust. For purposes of this chart, the European and United States pharmaceutical companies were combined.

                   WEIGHTINGS S&P 500 VS. HEALTHCARE SECTORS
[WEIGHTINGS BAR GRAPH]

                                                                     HEALTHCARE SECTORS                 S&P 500 HEALTHCARE
                                                                     ------------------                 ------------------
U.S. and European Pharmaceuticals                                          36.00                              52.00
Generic and Specialty                                                      12.00                               2.30
Medical Devices                                                            22.00                              29.50
Biotechnology                                                              20.00                               7.50
Healthcare Services                                                        10.00                               8.50

     The underlying securities within each subsector of the healthcare industry were selected primarily based on the opinion of Salomon Smith Barney Inc. regarding the quality of the companies and their exposure to high growth and high margin areas. Selection was also based on the application in the opinion of Salomon Smith Barney Inc. of the following criteria specific to each subsector of healthcare industry:

     - Within the United States pharmaceutical subsector, selection of underlying securities was also based on companies with lower patent expiration risk and higher growth rates.

     - Within the European pharmaceutical subsector, selection of underlying securities was also based on companies with strong product pipelines and distribution capabilities.

     - Within the generic pharmaceutical subsector, selection of underlying securities was also based on companies with strong distribution capabilities due to importance of volume in this subsector, exposure to branded products as well as generics and potential for competitive advantage either through legal maneuvering or manufacturing advantages.

     - Within the specialty pharmaceutical subsector, selection of underlying securities was also based on companies with strong product pipelines and niche markets with potential for growth opportunities.

     - Within the biotechnology subsector, selection of underlying securities was also based on companies that currently have revenues and earnings, with strong product pipelines and that participate in certain growth areas (such as monoclonal antibody production and genomics).

     - Within the medical devices subsector, selection of underlying securities was also based on companies with large capitalization and selective companies with innovative technology.

     - Within the healthcare services subsector, selection of underlying securities was also based on companies that provide exposure to each of the significant areas of this subsector: information technology, distribution, hospital services and managed care.


     The determination and application of the criteria described above are subjective and the criteria were determined and applied in the sole discretion of Salomon Smith Barney Inc. The ultimate determination of the inclusion of the underlying securities in Healthcare SECTORS rested solely in the discretion of Salomon Smith Barney Inc. Salomon Smith Barney Inc. has not made any investigation or review of the issuers of the underlying securities except in connection with its investment research on the issuers, which provided information used in applying the selection criteria. Their investment research and all determinations made by Salomon Smith Barney Inc. were based solely on publicly available information, which Salomon Smith Barney Inc. did not independently verify and for the accuracy of which it takes no responsibility. The development and application of these selection criteria are not a prediction or assurance by Salomon Smith Barney Inc. of investment results. A decision by you to invest in Healthcare SECTORS must be made by you on the basis of your evaluation of the underlying securities and not on the basis of the selection criteria or the application by Salomon Smith Barney Inc. of these criteria.



     After the pricing date, the share amounts will not change, except for changes due to corporate events such as stock splits or reverse stock splits, stock distributions and reconstitution events. The chart set forth below provides the names of the 38 issuers of the underlying securities represented by the Healthcare SECTORS by subsector of healthcare industry, stock ticker symbols, indicative share amounts represented by each round lot of 100 Healthcare SECTORS, indicative initial weightings, target weightings and the principal market on which the underlying securities are traded.



     The specific share amounts and initial weightings for each round-lot of 100 Healthcare SECTORS will be determined on the pricing date so that the initial public offering price will be approximately $76.00 - $83.60 per Healthcare SECTOR. The target weightings were determined by the research department of Salomon Smith Barney Inc. Because the Healthcare SECTORS Trust will only hold whole shares of the underlying securities the initial weightings may differ from the target weightings. The actual share amounts and initial weightings will appear in the final prospectus delivered in connection with sales of the Healthcare SECTORS. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including
during the period between           , 2002 and the date the Healthcare SECTORS
are first issued to the public.



                                           INDICATIVE   INDICATIVE                 PRIMARY
                                             SHARE       INITIAL       TARGET      TRADING
NAME OF COMPANY                    SYMBOL   AMOUNTS     WEIGHTING     WEIGHTING    MARKET
---------------                    ------  ----------   ----------    ---------    -------
United States Pharmaceuticals
Bristol-Myers Squibb Company ....   BMY         8          3.18%         3.0%       NYSE
Eli Lilly and Company ...........   LLY         4          3.77%         4.0%       NYSE
Merck & Co., Inc. ...............   MRK         4          2.73%         3.0%       NYSE
Pfizer Inc. .....................   PFE         8          3.91%         4.0%       NYSE

                                           INDICATIVE   INDICATIVE                 PRIMARY
                                             SHARE       INITIAL       TARGET      TRADING
NAME OF COMPANY                    SYMBOL   AMOUNTS     WEIGHTING     WEIGHTING    MARKET
---------------                    ------  ----------   ----------    ---------    -------
Pharmacia Corporation ...........   PHA         5          2.82%         3.0%       NYSE
Wyeth ...........................   WYE         4          3.25%         3.0%       NYSE

European Pharmaceuticals
AstraZeneca PLC*.................   AZN         7          4.51%         4.4%       NYSE
Aventis S.A.*....................   AVE         3          2.54%         2.4%       NYSE
GlaxoSmithKline PLC*.............   GSK         6          3.51%         3.4%       NYSE
Novartis AG*.....................   NVS         5          2.48%         2.4%       NYSE
Schering Aktiengesellschaft*.....   SHR         5          3.63%         3.4%       NYSE

Specialty and Generic Pharmaceuticals
Barr Laboratories, Inc. .........   BRL         4          3.35%         3.0%       NYSE
Elan Corporation, PLC*...........   ELN        14          1.96%         2.0%       NYSE
Forest Laboratories, Inc. .......   FRX         1          0.97%         1.0%       NYSE
King Pharmaceuticals, Inc........   KG          5          2.11%         2.0%       NYSE
Shire Pharmaceuticals Group
  PLC*...........................  SHPGY        7          1.93%         2.0%      NASDAQ
Teva Pharmaceutical Industries
  Ltd.*..........................  TEVA         3          2.14%         2.0%      NASDAQ

Medical Devices
Abbott Laboratories..............   ABT         4          2.69%         3.0%       NYSE
Baxter International Inc. .......   BAX         6          4.29%         4.0%       NYSE
Beckman Coulter, Inc. ...........   BEC         5          3.14%         3.0%       NYSE
Guidant Corporation .............   GDT         4          2.00%         2.0%       NYSE
Johnson & Johnson................   JNJ         5          3.89%         4.0%       NYSE
Medtronic, Inc. .................   MDT         7          4.05%         4.0%       NYSE
Stryker Corporation .............   SYK         3          2.18%         2.0%       NYSE

Biotechnology
Amgen Inc. ......................  AMGN         6          4.27%         4.0%      NASDAQ
Biogen, Inc. ....................  BGEN         3          1.74%         2.0%      NASDAQ
Genentech, Inc. .................   DNA         8          3.84%         4.0%       NYSE
Genzyme Corporation .............  GENZ         4          2.17%         2.0%      NASDAQ
Gilead Sciences, Inc. ...........  GILD         4          1.80%         2.0%      NASDAQ
Idec Pharmaceuticals
  Corporation ...................  IDPH         5          3.86%         4.0%      NASDAQ
MedImmune, Inc. .................  MEDI         2          0.89%         1.0%      NASDAQ
Protein Design Labs, Inc. .......  PDLI         5          1.09%         1.0%      NASDAQ

Healthcare Services
AmerisourceBergen Corporation ...   ABC         2          1.74%         2.0%       NYSE
Cardinal Health, Inc. ...........   CAH         1          0.87%         1.0%       NYSE
Caremark Rx, Inc. ...............   CMX         8          1.89%         2.0%       NYSE
Patterson Dental Company.........  PDCO         2          1.16%         1.0%      NASDAQ
Tenet Healthcare Corporation ....   THC         2          1.75%         2.0%       NYSE
Trigon Healthcare, Inc. .........   TGH         2          1.90%         2.0%       NYSE


---------------
      * The securities of these non-U.S. companies trade in the United States as American depository receipts.

     The Healthcare SECTORS Trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Healthcare SECTORS in round lots of 100 Healthcare SECTORS. The Healthcare SECTORS Trust will only issue Healthcare SECTORS upon the deposit of the whole shares represented by a round lot of 100 Healthcare SECTORS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round lot of Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum of more than one round lot of 100 Healthcare SECTORS for an issuance so that only whole share amounts of the underlying securities are deposited with the Healthcare SECTORS Trust.


     The number of outstanding Healthcare SECTORS will increase and decrease as a result of deposits and withdrawals of the underlying securities. The Healthcare SECTORS Trust will stand ready to issue additional Healthcare SECTORS on a continuous basis when an investor deposits the required shares of the underlying securities with the trustee.

  HISTORICAL PERFORMANCE OF UNDERLYING STOCKS


     The following table sets forth the composite performance of all of the underlying securities represented by a single Healthcare SECTORS based upon the indicative share amounts set forth in the table starting on page 6 of this prospectus, measured at the close of each month from October 2000, the first month when all of the underlying securities were publicly traded, to present. The performance table is adjusted to reflect any stock splits and stock dividends that occurred over the measurement period. Past movements of the prices of the underlying securities are not necessarily indicative of future prices. The table also sets forth the composite amount of dividends which would have been received by the Healthcare SECTORS Trust with respect to a single Healthcare SECTORS and the amount of such dividends which would have been distributed to a holder of a single Healthcare SECTORS.



                                                             DIVIDENDS     DIVIDENDS
DATE                                        CLOSING PRICE    RECEIVED     DISTRIBUTED
----                                        -------------    ---------    -----------
October 2000............................       $95.89         $0.0594       $0.0594
November 2000...........................        95.01          0.0375        0.0375
December 2000...........................        98.61          0.0360        0.0160
January 2001............................        91.12          0.0546        0.0546
February 2001...........................        92.09          0.0356        0.0356
March 2001..............................        84.86          0.0415        0.0215
April 2001..............................        87.93          0.0911        0.0911
May 2001................................        91.19          0.0945        0.0945
June 2001...............................        92.27          0.0397        0.0197
July 2001...............................        92.36          0.0431        0.0431
August 2001.............................        90.21          0.0372        0.0372
September 2001..........................        87.90          0.0439        0.0239
October 2001............................        87.93          0.0496        0.0496
November 2001...........................        91.11          0.0414        0.0414
December 2001...........................        90.74          0.0403        0.0203
January 2002............................        85.35          0.0715        0.0715
February 2002...........................        82.40          0.0376        0.0376
March 2002..............................        82.95          0.0481        0.0281
April 2002 (through April 15, 2002).....        79.87          0.1233        0.1233


  PUBLIC OFFERING PRICE


     The initial public offering price for each round lot of 100 Healthcare SECTORS will equal the sum of the closing market price of each underlying security on the date the Healthcare SECTORS are priced for initial sale to the public multiplied by the share amount appearing in the above table, plus an underwriting fee. We expect the price range per Healthcare SECTORS to be between $76.00 and $83.60.

     After the initial offering, you may acquire Healthcare SECTORS in two ways:

     - through a deposit of the required number of shares of underlying securities with the trustee or

     - through a cash purchase in the secondary trading market.

RECONSTITUTION EVENTS

     The occurrence of any of the following reconstitution events will result in the consequences described below:

     - If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, as amended, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     - If the Securities and Exchange Commission, or the SEC, finds that an issuer of an underlying security should be registered as an investment company under the Investment Company Act, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     - If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, its securities will no longer be an underlying security and the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of the Healthcare SECTORS only if the distributed securities have a different Standard & Poor's Economic Sector Classification than Healthcare Economic Sector at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received will be deposited into the Healthcare SECTORS Trust. In the event of a merger, consolidation or other corporate combination in which the holder of the underlying security is provided an option of receiving either cash or securities, the trustee will not respond and, thus, the Healthcare SECTORS Trust will receive the default option which may be either cash or securities. If you want to receive the alternative option, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities.

     - If an issuer's underlying securities are delisted from trading on a national securities exchange in the United States or through the NASDAQ National Market System and are not listed for trading on another national securities exchange in the United States or through the NASDAQ National Market System within five business days from the date such securities are delisted, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     If a reconstitution event occurs, the trustee will take the actions set forth above as promptly as practicable after the date that the trustee has knowledge of the occurrence of the reconstitution event.

TERMINATION OF THE HEALTHCARE SECTORS TRUST


     The term of the Healthcare SECTORS is two years and the trust will
terminate on             , 2004, or earlier if a termination event occurs. The
term of the Healthcare SECTORS allows you to have a single, exchange listed instrument representing your undivided beneficial ownership of the underlying securities for a period of two years and, thereafter, to have the shares of the underlying securities and, thus, the ability to hold or sell such securities individually. The Healthcare SECTORS have been designed with a two-year term because after that time there may be reduced investor interest in the healthcare industry or certain of the underlying securities, and/or the Healthcare SECTORS may no longer represent a diversified investment in the healthcare industry. As a result, it is expected that many of the holders of the Healthcare SECTORS may wish to retain only some of the underlying securities after two years.

     Any of the following will constitute a termination event:

     - The Healthcare SECTORS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange in the United States or through the NASDAQ National Market System within five business days from the date the Healthcare SECTORS are delisted.

     - The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.

     - 75% of beneficial owners of outstanding Healthcare SECTORS vote to dissolve and liquidate the Healthcare SECTORS Trust.


     Upon termination of the trust or if a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after termination or after the trustee has knowledge of the occurrence of the termination event. The beneficial owners of the Healthcare SECTORS will surrender their Healthcare SECTORS as provided in the depositary trust agreement, including payment of any fees of the trustee, and any applicable taxes or governmental charges due in connection with delivery to the owners of the underlying security. You should read the discussion under the section "Description of the Healthcare SECTORS -- Surrender and Cancellation of the Healthcare SECTORS" in this prospectus.


  RIGHTS RELATING TO HEALTHCARE SECTORS

     You have the right to withdraw the underlying securities upon request by delivering a round lot or integral multiple of a round lot of Healthcare SECTORS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Healthcare SECTORS would otherwise require the delivery of a fractional share of underlying securities, the trustee will sell the share in the market and the Healthcare SECTORS Trust will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the Healthcare SECTORS Trust, the Healthcare SECTORS themselves will not have voting rights.

  RIGHTS RELATING TO THE UNDERLYING SECURITIES

     You will have the same rights as you would have if you beneficially owned the underlying securities outside of the Healthcare SECTORS Trust. You have the right to:

     - receive all shareholder disclosure materials distributed by the issuers of the underlying securities, including annual and quarterly reports;

     - receive all proxy materials distributed by the issuers of the underlying securities, instruct the trustee to vote the underlying securities and attend shareholder meetings yourself; and

     - receive dividends and other distributions on the underlying securities if any are declared and paid to the trustee by an issuer of the underlying securities net of any applicable taxes or fees.


     The Healthcare SECTORS are not intended to change your beneficial ownership obligations under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act. If you wish to participate in a tender offer for any of the underlying securities during the term of the Healthcare SECTORS, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under "Description of the Healthcare SECTORS" in this prospectus.


  LISTING

     We will apply to list the Healthcare SECTORS on the American Stock Exchange under the symbol " ". Trading will take place only in round lots of 100 Healthcare SECTORS. A minimum of 150,000 Healthcare SECTORS will be required to be outstanding when trading begins. Bid and ask prices will be quoted per single Healthcare SECTORS, even though investors will only be able to acquire, hold, transfer and surrender in round lots of 100 Healthcare SECTORS.

  THE ROLE OF SALOMON SMITH BARNEY INC.

     Salomon Smith Barney Inc. is the initial depositor and is also the underwriter for the offering and sale of the Healthcare SECTORS. After the initial offering, Salomon Smith Barney Inc. and/or its other broker-dealer affiliates intend to buy and sell Healthcare SECTORS to create a secondary market for holders of the Healthcare SECTORS. However, neither Salomon Smith Barney Inc. nor any of its affiliates will be obligated to engage in any market-making activities, or continue them once it has started.

  UNDERWRITING FEES AND OTHER FEES

     If you purchase Healthcare SECTORS in the initial public offering, you will pay Salomon Smith Barney Inc., in its role as underwriter, an underwriting fee of 2%. You will not be charged any issuance fee or other sales commission in connection with purchases of Healthcare SECTORS made in the initial public offering.


     After the initial offering, if you wish to create Healthcare SECTORS by delivering to the Healthcare SECTORS Trust the requisite shares of the underlying securities represented by a round lot of 100 Healthcare SECTORS, U.S. Bank Trust National Association, as trustee, will charge you an issuance fee of up to $10.00 for each round lot of 100 Healthcare SECTORS. If you wish to cancel your Healthcare SECTORS and withdraw your underlying securities, U.S. Bank Trust National Association, as trustee, will charge you a cancellation fee of up to $10.00 for each round lot of 100 Healthcare SECTORS. You will also be responsible for any applicable taxes or governmental charges.


     If you choose to deposit underlying securities in order to receive Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     U.S. Bank Trust National Association, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS to be deducted from any cash dividend or other cash distributions on underlying securities received by the Healthcare SECTORS Trust. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

  U.S. FEDERAL INCOME TAXES

     The federal income tax laws will treat a U.S. holder of Healthcare SECTORS as directly owning the underlying securities. The Healthcare SECTORS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities. You should refer to the section "United States Federal Income Tax Consequences" in this prospectus.

  ERISA

     It is our view that employee benefit plans subject to ERISA and individual retirement accounts, Keogh plans and other similar plans can, generally, purchase Healthcare SECTORS. However, each plan and account should consider whether the purchase of Healthcare SECTORS is prudent and consistent with the documents governing the plan or account. The fiduciary rules governing plans and accounts are complex and individual considerations may apply to a particular plan or account. Accordingly, any fiduciary of any plan or account should consult with its legal advisers to determine whether the purchase of Healthcare SECTORS is permissible under the fiduciary rules. Each employee benefit plan subject to the fiduciary responsibility provisions of ERISA and each individual retirement account, Keogh plan and other similar plan will be deemed to have made certain representations concerning its purchase or other acquisition of Healthcare SECTORS. You should refer to the section "ERISA Considerations" in this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information in this prospectus before investing in the Healthcare SECTORS.

GENERAL RISK FACTORS

     - Your investment in the Healthcare SECTORS will result in a loss if the prices of the underlying securities decline. Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, you may lose all or a substantial portion of your investment in the Healthcare SECTORS if the underlying securities decline in price.

     - The price at which you may be able to sell your Healthcare SECTORS may be less than the price of the underlying securities. We expect that the market value of the Healthcare SECTORS will depend substantially on the amount by which the prices of the underlying securities change from the prices at the time the Healthcare SECTORS are issued. The Healthcare SECTORS may, however, trade at a discount to the aggregate value of the underlying securities.


     - Your investment in the Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry. As a result of business developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry. As a result of market fluctuation and/or reconstitution events, Healthcare SECTORS may become a more concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.



       As a result of distributions of securities by companies included in the Healthcare SECTORS or other corporate events, such as mergers, securities of companies that are not currently included in the Healthcare SECTORS and that are not directly or exclusively involved in the healthcare industry may be included in the Healthcare SECTORS. The securities of a new company will only be distributed from the Healthcare SECTORS if the securities have a different Standard & Poor's Economic Sector Classification than the Healthcare Economic Sector at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. As there are only 10 broadly defined Standard & Poor's Economic Sector Classifications, the use of Standard & Poor's Economic Sector Classifications to determine whether a new company will be included in the Healthcare SECTORS provides no assurance that each new company included in the Healthcare SECTORS will actually be involved in the healthcare industry. Currently, all of the underlying securities included in the Healthcare SECTORS are represented in the Healthcare Economic Sector. As each Standard & Poor's Economic Sector Classification is defined broadly, the securities of a new company could have the same Sector Classification yet not be directly or exclusively involved in the healthcare industry. In addition, the Economic Sector Classifications of securities included in the Healthcare SECTORS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine Economic Sector Classifications, or both. It is anticipated, as a result of the broadly defined Standard & Poor's Economic Sector Classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Healthcare SECTORS. You should refer to the description of the reconstitution events described under "Description of the Healthcare SECTORS -- Reconstitution Events" on page 23 of this prospectus.



     - You will receive the shares of all of the underlying securities of the Healthcare SECTORS Trust when the Healthcare SECTORS Trust terminates in two years or earlier if a termination event occurs. The term of the Healthcare SECTORS Trust is two years and when the Healthcare SECTORS Trust terminates in two years (or earlier if a termination event occurs) you will receive the shares of all of the underlying securities of the Healthcare SECTORS Trust. You will be responsible for the payment of any fees of the trustee of up to $10.00 per round lot of

      100 Healthcare SECTORS, and any applicable taxes or governmental charges. You will no longer have a single, exchange-listed instrument to represent your beneficial ownership of all of the underlying securities. Instead, you will hold the number of shares of each underlying security that are represented by the Healthcare SECTORS at that time. In order to sell the underlying securities you will be responsible for paying all sales commissions associated with the sale of the shares of each of the underlying securities that are charged by your broker, whether it be Salomon Smith Barney Inc. or another broker. The expenses associated with selling each of the underlying securities separately from the Healthcare SECTORS Trust are expected to be substantially more than the expenses associated with selling the Healthcare SECTORS.


     - You may receive the shares of one or more of the underlying securities of the Healthcare SECTORS Trust or the shares of additional underlying securities may be added to the Healthcare SECTORS Trust if a reconstitution event occurs. If a reconstitution event with respect to one or more of the underlying securities occurs, then in certain circumstances the securities will no longer be an underlying security in the Healthcare SECTORS Trust and the trustee will distribute the shares of that company to you. As discussed in the risk factor above, this could also result in a more concentrated investment in the remaining underlying securities. In certain other circumstances, a reconstitution event could result in the shares of another company being added to the underlying securities of the Healthcare SECTORS Trust. You should refer to the description of the reconstitution events described under "Description of the Healthcare SECTORS -- Reconstitution Events" on page 23 of this prospectus.

     - Your decision to invest in Healthcare SECTORS must be based on your evaluation of the underlying securities. Both the determination and the application of the selection criteria for the underlying securities were subjective. Therefore, while these criteria may provide useful guidelines for evaluating the selection process, they are not a substitute for your need to evaluate the underlying securities in making your investment decision. The factors or trends used to determine the weightings of the subsectors of the healthcare industry and the criteria used to select the underlying securities are based solely on the opinion of Salomon Smith Barney Inc. and may not occur. Whether or not these factors or trends occur, the development and application of the selection criteria are not a prediction or assurance by Salomon Smith Barney Inc. of investment results. Therefore, even if these factors or trends occur, there can be no assurance that the prices of the underlying securities will increase as a result.


     - Your investment in Healthcare SECTORS may result in conflicting investment choices. In order to sell one or more of the underlying securities or to participate in a tender offer or certain reconstitution events relating to one or more of the underlying securities during the term of the Healthcare SECTORS, you will be required to cancel your Healthcare SECTORS and receive delivery of all the underlying securities. Cancellation of your Healthcare SECTORS will require you to pay a cancellation fee to the trustee, and any applicable taxes or governmental charges.


     - You may not be able to sell your Healthcare SECTORS because trading in the Healthcare SECTORS may be halted or the Healthcare SECTORS may be delisted. Trading in Healthcare SECTORS may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade your Healthcare SECTORS even though there is trading in some of the underlying securities. You will, however, be able to cancel your Healthcare SECTORS to receive the underlying securities. If the number of companies whose common stock is held in the Healthcare SECTORS Trust falls below nine, the American Stock Exchange may consider delisting the Healthcare SECTORS. If the Healthcare SECTORS are delisted by the American Stock Exchange, a termination event will result if the Healthcare SECTORS are not listed for trading on another national securities exchange in the United States or through the NASDAQ National Market System within five business days from the date the Healthcare SECTORS are delisted.

     - Salomon Smith Barney Inc. and its affiliates may have conflicts of interest with the Healthcare SECTORS Trust. Salomon Smith Barney Inc., as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Salomon Smith Barney Inc. and its affiliates, collectively referred to as Salomon Smith Barney, are currently providing investment banking, general financing and banking services, and other financial services to some of the issuers of the underlying securities. Salomon Smith Barney has in the past provided these services from time to time to some of the issuers of the underlying securities and may do so in the future as well. Salomon Smith Barney has in the past received and will receive customary fees and commissions for providing these services. Salomon Smith Barney currently holds shares of 34 of the 38 issuers of the underlying securities. Salomon Smith Barney may in the future engage in purchases or sales, including establishing long or short positions, of the underlying securities, other securities of the issuers of the underlying securities or derivative instruments relating to the underlying securities for its own account or for accounts under its management. Salomon Smith Barney currently provides research coverage on all of the issuers of the underlying securities except for Stryker Corporation and may in the future continue, initiate or terminate coverage of any of the issuers of the underlying securities. This research coverage provided some of the information considered in the selection of the underlying securities.


       In addition, Salomon Smith Barney Inc., as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited in the Healthcare SECTORS Trust. Salomon Smith Barney may make these purchases before the deposit into the Healthcare SECTORS Trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay the lenders for the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Healthcare SECTORS will be based on the closing market price for the underlying securities on the pricing date, Salomon Smith Barney may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Salomon Smith Barney Inc., as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Salomon Smith Barney may recognize a gain on any of the underlying securities of the Healthcare SECTORS Trust or on all of the underlying securities in the aggregate. The potential profit of Salomon Smith Barney also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the Healthcare SECTORS Trust. All of these activities may result in conflicts of interest with respect to the financial interest of Salomon Smith Barney, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Healthcare SECTORS Trust, Salomon Smith Barney's activity in the secondary market in the underlying securities and the creation and cancellation of Healthcare SECTORS by Salomon Smith Barney.

     - The market price of the Healthcare SECTORS may decline following early temporary price increases in the underlying securities. Activity in the secondary trading market, including purchasing activity associated with Salomon Smith Barney Inc.'s acquisition of underlying securities for deposit into the Healthcare SECTORS Trust, particularly in connection with the initial issuance of Healthcare SECTORS, may temporarily increase the market price of the underlying securities, resulting in a higher price for the Healthcare SECTORS, including at the time of their issuance. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Prices for the underlying securities may subsequently decline as the volume of purchases subsides, which would in turn be likely to reduce the trading price of Healthcare SECTORS.

     - You will have limited rights with respect to the Healthcare SECTORS Trust. Your voting rights will be limited to the right to dissolve and liquidate the Healthcare SECTORS Trust.

     - The depositary trust agreement may be amended without your consent. The trustee and Salomon Smith Barney Inc., as initial depositor, may amend any terms of the depositary trust agreement without your consent. You will receive notice of the substance of the amendment only after the agreement has been amended.

RISK FACTORS SPECIFIC TO THE HEALTHCARE INDUSTRY

In evaluating the underlying securities, you should consider, among other things, the following risk factors specific to the healthcare industry.

     - Healthcare companies stock prices have been and will likely continue to be extremely volatile. The trading prices of the stocks of healthcare companies have been and are likely to be extremely volatile. Healthcare companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

          - announcements of technological innovations or new commercial products;

          - developments in patent or proprietary rights;

          - government regulatory initiatives;

          - public concern as to the safety or other implications of products;

          - fluctuations in quarterly and annual financial results; and

          - market conditions.

     - Healthcare companies face uncertainty with respect to pricing and third party reimbursement. Certain healthcare companies will continue to be affected by the efforts of governments and third party payors, such as government health organizations, private health insurers and health maintenance organizations, to contain or reduce healthcare costs. For example, in certain foreign markets pricing or profitability of certain healthcare products and technologies is subject to control. In the United States, there has been, and there will likely to continue to be, a number of federal and state proposals to implement similar government control. Also, an increasing emphasis on managed healthcare in the United States will continue to put pressure on the pricing of the products and technologies of healthcare companies. The announcement or adoption of such proposals could have a material adverse affect on a healthcare companies' business and financial condition. Further, the sales of the products of many healthcare companies are often dependent, in part, on the availability of reimbursement from third party payors. Third party payors are increasingly challenging the prices charged for healthcare products and technologies and denying or limiting coverage for new products. Even if a healthcare company can bring a product or technology to market, there can be no assurance that these products or technologies will be considered cost-effective by third party payors and that sufficient reimbursement will be available to consumers to allow for the sale of the products and services on a profitable basis.

     - Protection of patent and proprietary rights of certain healthcare companies is difficult and costly. The success of many healthcare companies is highly dependent on company's ability to obtain patents on current and future products and technologies, to defend its existing patents and trade secrets and operate in a manner that does not infringe on the proprietary rights of other companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the healthcare industry regarding patent and other intellectual property rights. Litigation is costly and could subject a healthcare company to significant liabilities to third parties. In addition, a healthcare company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

     - Healthcare companies are subject to extensive government regulation. Products and technologies offered by healthcare companies are subject to strict regulation by the Food and Drug Administration in the United States and similar agencies in other countries. Many of the products will require extensive pre-clinical testing, clinical trials, other testing, government review and final approval before any marketing of the product will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a healthcare company's current or future product will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

     - Healthcare companies must keep pace with rapid technological change to remain competitive. The healthcare industry is highly competitive and is subject to rapid and significant technological change. Healthcare companies will face continued competition as new products enter the market and advanced technologies become available. The success of a healthcare company will depend on its ability to develop products and technologies that are at least as clinically effective or cost-effective than its competitor's products and technologies or that would render its competitors' products and technologies obsolete or uncompetitive.

     - Results of research and development of new products and technologies are unpredictable. Successful product or technology development in the healthcare industry is very uncertain and only a small number of research and development programs will result in the marketing and sale of a new product or technology. Many products and technologies that appear promising may fail to reach the market for many reasons, including results indicating lack of effectiveness or harmful side effects in clinical or pre-clinical testing, failure to receive necessary regulatory approvals, uneconomical manufacturing costs or competing proprietary rights. In addition, there is no certainty that any product or technology in development will achieve market acceptance from the medical community, third party payors or individual users.

     - Healthcare companies may be exposed to extensive product liability costs. The testing, manufacturing, marketing and sale of many of the products and technologies developed by healthcare companies inherently expose these companies to potential product liability risks. Many healthcare companies obtain limited products liability insurance; further, there can be no assurance that a healthcare company will be able to maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities.

     - Many healthcare companies are dependent on key personnel for success. The success of many healthcare companies is highly dependent on the experience, abilities and continued services of key executive officers and key scientific personnel. If these companies lose the services of any of these officers or key scientific personnel, their future success could be undermined. The success of many healthcare companies also depends upon their ability to attract and retain other highly qualified scientific, managerial sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these healthcare companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

     - Healthcare companies in the biotechnology industry face challenges gaining governmental and consumer acceptance of genetically altered products. Biotechnology companies may be involved in the development of genetically engineered agricultural and food products. The commercial success of these products will depend, in part, on governmental and public acceptance of their cultivation, distribution and consumption. Public attitudes may be influenced by the media and by opponents who claim that genetically engineered products are unsafe for consumption, pose unknown health risks, risks to the environment or to social or economic practices. Biotechnology companies may continue to have to expend significant resources to foster governmental and consumer acceptance of genetically engineered agricultural and food products, particularly in Europe where securing governmental approvals for, and achieving consumer confidence in, these products continues to pose numerous challenges. The success of any genetically engineered agricultural and food products may be delayed or impaired in certain geographical areas due to the existing or future regulatory, legislative or public acceptance issuers. Companies representing the underlying securities of the Healthcare SECTORS may become involved in the development of genetically engineered agricultural and food products.

     - Certain healthcare companies in the pharmaceutical industry face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced development costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

RISK FACTORS SPECIFIC TO FOREIGN ISSUERS OF UNDERLYING SECURITIES

     - The international operations of certain companies included in the Healthcare SECTORS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some of the companies included in the Healthcare SECTORS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

          - general economic, social and political conditions;

          - the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          - differing tax rates, tariffs, exchange controls or other similar restrictions;

          - currency fluctuations;

          - changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

          - reduction in the number or capacity of personnel in international markets.

     - It may be impossible for you to initiate legal proceedings or to enforce judgments against certain companies included in the Healthcare
       SECTORS. Some of the companies included in the Healthcare SECTORS were incorporated under the laws of a jurisdiction other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on these companies included in the Healthcare SECTORS or to enforce judgments made against them in courts in the United States based on civil liability provisions of the United States securities laws. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     - Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Healthcare
       SECTORS. Holders of American depositary shares, including those underlying the Healthcare SECTORS, may only exercise voting rights with respect to the securities represented by the American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holders of the American depositary shares. Even then, holders of American depository shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the issuer of the securities underlying the American depositary shares. These required steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     - The low trading volume of certain underlying securities on a United States stock exchange may result in a decline in the market price of the Healthcare SECTORS. The primary trading market of some of the underlying securities of the Healthcare SECTORS are not United States stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the Healthcare SECTORS. In some cases, the trading volume of certain underlying securities on a United States stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on United States stock exchange may result in a decline of the market price of that underlying security and of the Healthcare SECTORS.

     - Exchange rate fluctuations could result in a decline of the market price of some of the underlying securities included in the Healthcare SECTORS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying the Healthcare SECTORS are reported in local currencies. Exchange rate fluctuations between these currencies and the United States dollar may result in a decline in the market price of the corresponding United States exchange listed security and the Healthcare SECTORS. In addition, any dividends that are declared by foreign issuers of underlying securities will probably not be in United States dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by certain companies included in the Healthcare SECTORS.

                             AVAILABLE INFORMATION

     Salomon Smith Barney Inc., as initial depositor, and the Healthcare SECTORS Trust, which has yet to be formed but which will exist as of the effective date, have filed a registration statement, of which this prospectus forms a part, which contains additional information not included in the prospectus with the SEC.

     You may read and copy the registration statement at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges. The registration statement is also available to the public from the SEC's web site at http://www.sec.gov. Salomon Smith Barney Inc. will not file any reports on its own behalf pursuant to the Securities Exchange Act. Healthcare SECTORS Trust will file modified reports pursuant to the Securities Exchange Act.

     Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference room or accessed through the SEC's web site set forth above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information by foreign issuers differ from those of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information through the SEC's electronic filing system. Therefore, information regarding foreign issuers may not be accessible through the SEC's web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     Salomon Smith Barney Inc. and its respective affiliates and the Healthcare SECTORS Trust are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Healthcare SECTORS. This prospectus relates only to Healthcare SECTORS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with the Healthcare SECTORS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Healthcare SECTORS have been publicly disclosed. You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                            HEALTHCARE SECTORS TRUST

     The Healthcare SECTORS Trust will be formed pursuant to the depositary
trust agreement, dated as of         , 2002. U.S. Bank Trust National
Association will be the trustee. The Healthcare SECTORS Trust is not a registered investment company under the Investment Company Act.

     The Healthcare SECTORS Trust is intended to hold deposited shares of the underlying securities for the benefit of owners of the Healthcare SECTORS. The trustee will perform only administrative and ministerial acts. The property of the Healthcare SECTORS Trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The Healthcare SECTORS Trust will not have the power to vary the investment of the holders of Healthcare SECTORS. The
Healthcare SECTORS Trust will terminate on           , 2004, or earlier if a
termination event occurs. You should refer to the description of termination events described under "Description of the Healthcare SECTORS -- Termination of the Healthcare SECTORS Trust" on page 25 of this prospectus. Upon termination of the trust, the trustee will distribute the underlying securities of the Healthcare SECTORS Trust to you upon your surrender of your Healthcare SECTORS, subject to payment of applicable fees, charges or taxes.


                     DESCRIPTION OF THE HEALTHCARE SECTORS

     The Healthcare SECTORS Trust will issue the Healthcare SECTORS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." After the initial offering, the Healthcare SECTORS Trust may issue additional Healthcare SECTORS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

GENERAL

     You may only acquire, hold, trade and surrender the Healthcare SECTORS in round lots of 100 Healthcare SECTORS. The Healthcare SECTORS Trust will only issue the Healthcare SECTORS upon the deposit of the whole shares of underlying securities that are represented by a round lot of 100 Healthcare SECTORS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round lot of the Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum of more than one round lot of 100 Healthcare SECTORS for an issuance so that the Healthcare SECTORS Trust will always receive whole share amounts of underlying securities in exchange for issuance of the Healthcare SECTORS. Similarly, you must surrender the Healthcare SECTORS in integral multiples of 100 Healthcare SECTORS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of the underlying securities.


     The Healthcare SECTORS will represent your individual and undivided beneficial ownership interest in the underlying securities held by the trust. The indicative share amounts for each round lot of 100 Healthcare SECTORS are set forth in the chart below.



     After the pricing date, the share amounts will not change, except for changes due to corporate events such as stock splits or reverse stock splits of the underlying securities, stock distributions and reconstitution events. Because the initial weightings are a function of market price, it is expected that weightings will change substantially over time, including during the period
between           , 2002 and the date the Healthcare SECTORS are first issued to the public.


     The initial public offering price for each round lot of 100 Healthcare SECTORS will equal the sum of the closing market price of each underlying security on the date the Healthcare SECTORS are priced for initial sale to the public multiplied by the share amount appearing in the table below, plus an underwriting fee.

     After the initial offering, you may acquire the Healthcare SECTORS in two ways:

     - through a deposit of the required number of shares of underlying securities with the trustee or

     - through a cash purchase in the secondary trading market.

     The chart set forth below provides the names of the 38 issuers of the underlying securities represented by the Healthcare SECTORS, stock ticker symbols, indicative share amounts represented by each round lot of 100 Healthcare SECTORS, indicative initial weightings, target weightings and the principal market on which the underlying securities are traded.



     The specific share amounts and initial weightings for each round-lot of 100 Healthcare SECTORS will be determined on the pricing date so that the initial public offering price will be approximately $76.00 - $83.60 per Healthcare SECTOR. The target weightings were determined by the research department of Salomon Smith Barney Inc. Because the Healthcare SECTORS Trust will only hold whole shares of the underlying securities the initial weightings may differ from the target weightings. The actual share amounts and initial weightings will appear in the final prospectus delivered in connection with sales of the Healthcare SECTORS. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including
during the period between             , 2002 and the date the Healthcare SECTORS
are first issued to the public.



                                              INDICATIVE   INDICATIVE               PRIMARY
                                                SHARE       INITIAL      TARGET     TRADING
NAME OF COMPANY                      SYMBOL    AMOUNTS     WEIGHTING    WEIGHTING   MARKET
---------------                      ------   ----------   ----------   ---------   -------
United States Pharmaceuticals
Bristol-Myers Squibb Company ......   BMY          8          3.18%        3.0%      NYSE
Eli Lilly and Company .............   LLY          4          3.77%        4.0%      NYSE
Merck & Co., Inc. .................   MRK          4          2.73%        3.0%      NYSE
Pfizer Inc. .......................   PFE          8          3.91%        4.0%      NYSE
Pharmacia Corporation .............   PHA          5          2.82%        3.0%      NYSE
Wyeth .............................   WYE          4          3.25%        3.0%      NYSE
European Pharmaceuticals
AstraZeneca PLC*...................   AZN          7          4.51%        4.4%      NYSE
Aventis S.A.*......................   AVE          3          2.54%        2.4%      NYSE
GlaxoSmithKline PLC*...............   GSK          6          3.51%        3.4%      NYSE
Novartis AG*.......................   NVS          5          2.48%        2.4%      NYSE
Schering Aktiengesellschaft*.......   SHR          5          3.63%        3.4%      NYSE
Specialty and Generic
  Pharmaceuticals
Barr Laboratories, Inc. ...........   BRL          4          3.35%        3.0%      NYSE
Elan Corporation, PLC*.............   ELN         14          1.96%        2.0%      NYSE
Forest Laboratories, Inc. .........   FRX          1          0.97%        1.0%      NYSE
King Pharmaceuticals, Inc..........   KG           5          2.11%        2.0%      NYSE
Shire Pharmaceuticals Group PLC*...  SHPGY         7          1.93%        2.0%     NASDAQ
Teva Pharmaceutical Industries
  Ltd.*............................  TEVA          3          2.14%        2.0%     NASDAQ
Medical Devices
Abbott Laboratories................   ABT          4          2.69%        3.0%      NYSE
Baxter International Inc. .........   BAX          6          4.29%        4.0%      NYSE
Beckman Coulter, Inc. .............   BEC          5          3.14%        3.0%      NYSE
Guidant Corporation ...............   GDT          4          2.00%        2.0%      NYSE
Johnson & Johnson..................   JNJ          5          3.89%        4.0%      NYSE
Medtronic, Inc. ...................   MDT          7          4.05%        4.0%      NYSE
Stryker Corporation ...............   SYK          3          2.18%        2.0%      NYSE
Biotechnology
Amgen Inc. ........................  AMGN          6          4.27%        4.0%     NASDAQ
Biogen, Inc. ......................  BGEN          3          1.74%        2.0%     NASDAQ
Genentech, Inc.....................   DNA          8          3.84%        4.0%      NYSE

                                              INDICATIVE   INDICATIVE               PRIMARY
                                                SHARE       INITIAL      TARGET     TRADING
NAME OF COMPANY                      SYMBOL    AMOUNTS     WEIGHTING    WEIGHTING   MARKET
---------------                      ------   ----------   ----------   ---------   -------
Genzyme Corporation ...............  GENZ          4          2.17%        2.0%     NASDAQ
Gilead Sciences, Inc. .............  GILD          4          1.80%        2.0%     NASDAQ
Idec Pharmaceuticals
  Corporation .....................  IDPH          5          3.86%        4.0%     NASDAQ
MedImmune, Inc. ...................  MEDI          2          0.89%        1.0%     NASDAQ
Protein Design Labs, Inc. .........  PDLI          5          1.09%        1.0%     NASDAQ
Healthcare Services
AmerisourceBergen Corporation .....   ABC          2          1.74%        2.0%      NYSE
Cardinal Health, Inc. .............   CAH          1          0.87%        1.0%      NYSE
Caremark Rx, Inc. .................   CMX          8          1.89%        2.0%      NYSE
Patterson Dental Company...........  PDCO          2          1.16%        1.0%     NASDAQ
Tenet Healthcare Corporation ......   THC          2          1.75%        2.0%      NYSE
Trigon Healthcare, Inc. ...........   TGH          2          1.90%        2.0%      NYSE


---------------
      * The securities of these non-U.S. companies trade in the United States as American depository receipts.

     Beneficial owners of the Healthcare SECTORS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the Healthcare SECTORS Trust. These include the right of investors to instruct the trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee, as well as the right to cancel the Healthcare SECTORS to receive the underlying securities. The Healthcare SECTORS are not intended to change your beneficial ownership obligations under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act, with respect to the underlying securities from that which would apply if you owned the underlying securities directly.

     The Healthcare SECTORS Trust will not publish or otherwise calculate net asset value per receipt. The Healthcare SECTORS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of the Healthcare SECTORS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Healthcare SECTORS and receive all of the underlying securities. Such cancellation will require payment of fees and expenses as described in "-- Surrender and Cancellation of the Healthcare SECTORS."

     We will apply to list the Healthcare SECTORS on the American Stock Exchange
under the symbol "     ". Trading will take place only in round lots of 100
Healthcare SECTORS. A minimum of 150,000 Healthcare SECTORS will be required to be outstanding when trading begins. Bid and ask prices will be quoted per single Healthcare SECTORS, even though investors will only be able to acquire, hold, transfer and surrender in round lots of 100 Healthcare SECTORS.

CREATION OF THE HEALTHCARE SECTORS


     You may only create Healthcare SECTORS in round lots of 100 Healthcare SECTORS. You may create Healthcare SECTORS by delivering to the trustee the requisite underlying securities. The Healthcare SECTORS Trust will only issue the Healthcare SECTORS upon the deposit of the whole shares represented by a round lot of 100 Healthcare SECTORS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented in a round lot of Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum of more than one round lot of 100 Healthcare SECTORS for an issuance so that only whole share amounts of the underlying securities are deposited with the Healthcare SECTORS Trust.


     If you choose to deposit underlying securities in order to receive Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described below, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     The depositary trust agreement provides for further issuances of the Healthcare SECTORS on a continuous basis without your consent.

SURRENDER AND CANCELLATION OF THE HEALTHCARE SECTORS

     You may only cancel Healthcare SECTORS in round lots of 100 Healthcare SECTORS. You must surrender Healthcare SECTORS in integral multiples of 100 Healthcare SECTORS to withdraw deposited shares from the Healthcare SECTORS Trust. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Healthcare SECTORS would otherwise require the delivery of fractional shares, the Healthcare SECTORS Trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.


     You may surrender your Healthcare SECTORS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender your Healthcare SECTORS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round lot of 100 Healthcare SECTORS as well as any applicable taxes or governmental charges.


RIGHTS RELATING TO VOTING

     Under the depositary trust agreement, the beneficial owners of the Healthcare SECTORS, other than Salomon Smith Barney Inc. owning Healthcare SECTORS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the Healthcare SECTORS Trust. You will have no other voting rights in the Healthcare SECTORS Trust.

     Beneficial owners of the Healthcare SECTORS will have the same voting rights as they would have if they beneficially owned the underlying securities outside of the Healthcare SECTORS Trust. The trustee will deliver proxy soliciting materials and any other shareholder communications provided by issuers of the underlying securities to enable you to give the trustee voting instructions on matters under consideration at any annual or special meetings held by issuers of the underlying securities. If you wish to participate in a tender offer for any of the underlying securities, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities. With respect to these voting instructions, the trustee will fix the record dates of the Healthcare SECTORS as close as possible to the record date fixed by the issuer of the underlying security.

RIGHTS RELATING TO DISTRIBUTIONS

     Beneficial owners of the Healthcare SECTORS will have the same rights relating to distributions as they would have if they beneficially owned the underlying securities outside of the Healthcare SECTORS Trust. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it makes these distributions as promptly as practicable after the date which it receives the distribution. However, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the Healthcare SECTORS Trust and will become part of the Healthcare SECTORS if such securities are from an issuer in the same industry classification and are listed for trading on a national securities exchange in the United States or through the NASDAQ National Market System. In addition, if the issuer of the underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to the Healthcare SECTORS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     With respect to dividend payments, the trustee will fix the record dates of the Healthcare SECTORS Trust as close as possible to the record date fixed by the issuer of the underlying securities.

OTHER RIGHTS

     You will have no other rights with respect to the Healthcare SECTORS.

RECONSTITUTION EVENTS

     The depositary trust agreement provides for the consequences described below upon the occurrence of any of the following reconstitution events:

     - If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     - If the SEC finds that an issuer of an underlying security should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     - If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, its securities will no longer be an underlying security and the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of the Healthcare SECTORS only if the distributed securities have a different Standard & Poor's Economic Sector Classification other than the Healthcare Economic Sector at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received will be deposited into the Healthcare SECTORS Trust. In the event of a merger, consolidation or other corporate combination in which the holder of the underlying security is provided an option of receiving either cash or securities, the trustee will not respond and, thus, the Healthcare SECTORS Trust will receive the default option, which may be either cash or securities. If you want to receive the alternative option, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities.

     - If an issuer's underlying securities are delisted from trading on a national securities exchange in the United States or through the NASDAQ National Market System and are not listed for trading on another national securities exchange in the United States or through the NASDAQ National Market System within five business days from the date such securities are delisted, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     If a reconstitution event occurs, the trustee will take the actions set forth above as promptly as practicable after the date that the trustee has knowledge of the occurrence of the reconstitution event.

     It is anticipated, as a result of the broadly defined Standard & Poor's Sector Classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Healthcare

SECTORS. The trustee will review the publicly available information that identifies the Standard & Poor's Economic Sector Classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Healthcare SECTORS will be distributed from the Healthcare SECTORS to you.

     Standard & Poor's is an independent source of market information that, among other things, classifies the securities of public companies into various Economic Sector Classifications based on its own criteria. There are 10 Standard & Poor's Economic Sector Classifications and each class of publicly traded securities of a company are given only one Sector Classification. The securities included in the Healthcare SECTORS are currently represented in the Healthcare Economic Sector. The Standard & Poor's Sector Classifications of the securities included in the Healthcare SECTORS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine Sector Classifications, or both.

TERMINATION OF THE HEALTHCARE SECTORS TRUST


     The term of the Healthcare SECTORS is two years and the trust will
terminate on             , 2004, or earlier if a termination event occurs. The
term of the Healthcare SECTORS allows you to have a single, exchange listed instrument representing your undivided beneficial ownership of the underlying securities for a period of two years and, thereafter, to have the shares of the underlying securities and, thus, the ability to hold or sell such shares individually. The Healthcare SECTORS have been designed with a two-year term because after that time there may be reduced investor interest in the healthcare industry or the underlying securities, and/or the Healthcare SECTORS may no longer represent a diversified investment in the healthcare industry. As a result, it is expected that many of the holders of the Healthcare SECTORS may wish to retain only some of the underlying securities after two years.


     Any of the following will constitute a termination event:

     - The Healthcare SECTORS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange in the United States or through the NASDAQ National Market System within five business days from the date the Healthcare SECTORS are delisted.

     - The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.

     - 75% of beneficial owners of outstanding Healthcare SECTORS vote to dissolve and liquidate the Healthcare SECTORS Trust.


     Upon termination of the trust or if a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination of the trust or after the trustee has knowledge of the occurrence of the termination event, and the beneficial owners of the Healthcare SECTORS will surrender their Healthcare SECTORS as provided in the depositary trust agreement, including payment of any fees of the trustee of up to $10.00 per round lot of 100 Healthcare SECTORS, and any applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. You should read the section "-- Surrender and Cancellation of the Healthcare SECTORS" of this prospectus.


FEES

     After the initial public offering, the Healthcare SECTORS Trust expects to issue additional Healthcare SECTORS. If you wish to create Healthcare SECTORS by delivering to the Healthcare SECTORS Trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round lot of 100 Healthcare SECTORS. If you wish to cancel your Healthcare SECTORS and withdraw your underlying securities or upon termination of the Healthcare SECTORS Trust, the trustee will charge you a cancellation fee of up to $10.00 for each round lot of 100 Healthcare SECTORS cancelled. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     If you choose to create Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     U.S. Bank Trust National Association, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS. This fee will be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee that exceeds the total cash dividends and other cash distributions received, or to be received, payable with respect to such calendar year. The trustee cannot recover unpaid custody fees from prior years.

GOVERNING LAW

     The Healthcare SECTORS will be governed by the laws of the state of New
York.

BOOK-ENTRY ONLY ISSUANCE

     The Depository Trust Company, or DTC, will act as securities depositary for the Healthcare SECTORS. The Healthcare SECTORS will be issued only as fully-registered securities registered in the name of DTC's nominee, Cede & Co. One or more fully-registered global Healthcare SECTORS certificates, representing the total aggregate number of Healthcare SECTORS, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global Healthcare SECTORS as represented by a global certificate.

     DTC has advised Salomon Smith Barney Inc. as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     Purchases of the Healthcare SECTORS within the DTC system must be made by or through direct participants, which will receive a credit for the Healthcare SECTORS on DTC's records. The ownership interest of each beneficial owner actually purchasing the Healthcare SECTORS will be recorded on the direct participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the Healthcare SECTORS. Transfers of ownership interests in the Healthcare SECTORS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Healthcare SECTORS, except in the event that use of the book-entry system for the Healthcare SECTORS is discontinued. Account holders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Healthcare SECTORS through the accounts each such system maintains as a participant in DTC.

     To facilitate subsequent transfers, all the Healthcare SECTORS deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Healthcare SECTORS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership, and DTC has no knowledge of the actual beneficial owners of the Healthcare SECTORS. DTC's records reflect only the identity of the direct participants to whose accounts such Healthcare SECTORS are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Healthcare SECTORS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Healthcare SECTORS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Healthcare SECTORS Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights for those direct participants to whose accounts the Healthcare SECTORS are credited on the record date, identified in a listing attached to the Omnibus Proxy. Salomon Smith Barney Inc. and the Healthcare SECTORS Trust believe that the arrangements among DTC, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Healthcare SECTORS Trust.

     Payments on the Healthcare SECTORS will be made to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such participant and not of DTC, the Healthcare SECTORS Trust or Salomon Smith Barney Inc., subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Healthcare SECTORS Trust, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except as provided in the next paragraph, a beneficial owner in a global Healthcare SECTORS will not be entitled to receive physical delivery of Healthcare SECTORS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Healthcare SECTORS.

     DTC may discontinue providing its services as securities depositary with respect to the Healthcare SECTORS at any time by giving reasonable notice to Healthcare SECTORS Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Healthcare SECTORS certificates are required to be printed and delivered. Additionally, the trustee with the consent of Salomon Smith Barney Inc., may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Healthcare SECTORS. In that event, certificates for the Healthcare SECTORS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Salomon Smith Barney Inc. and the Healthcare SECTORS Trust believe to be reliable, but neither Salomon Smith Barney Inc. nor the Healthcare SECTORS Trust takes responsibility for the accuracy thereof.

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     The Healthcare SECTORS will be issued pursuant to a depositary trust
agreement, dated as of             , 2002, among Salomon Smith Barney Inc., as
initial depositor, U.S. Bank Trust National Association, as trustee, other future depositors who receive Healthcare SECTORS in exchange for depositing the underlying securities and the owners of the Healthcare SECTORS. The depositary trust agreement provides that the Healthcare SECTORS will represent undivided beneficial ownership interests in the common stock of the underlying companies.

     U.S. Bank Trust National Association will serve as trustee. The address of the trustee is 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2519.

     The trustee and the initial depositor may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Healthcare SECTORS, provided that the trustee or initial depositor is provided with an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust or custodial arrangement for U.S. federal income tax purposes. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of the Healthcare SECTORS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of the Healthcare SECTORS will not become effective until 30 days after notice of the amendment is given to the owners of Healthcare SECTORS.

     The depositary trust agreement will be governed by the laws of the state of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     The underlying securities are the common stocks or American depository shares of a group of 38 specified companies in the healthcare industry. The underlying securities have been selected by Salomon Smith Barney Inc. based on information provided by the Salomon Smith Barney Inc. research department. In addition, all of the underlying securities met the following criteria on
               , 2002:

     - each underlying security is registered under the Securities Exchange Act;

     - each underlying security has a minimum public float of at least $150 million;

     - each underlying security is listed on a national securities exchange or through the NASDAQ National Market System;

     - each underlying security has had an average daily trading volume of at least 100,000 shares during the preceding sixty-day trading period;

     - each underlying security has had an average daily dollar value of shares traded during the preceding sixty-day trading period of at least $1 million; and

     - no underlying security may initially represent more than 20% of the overall value of the Healthcare SECTORS Trust.

     In determining whether a company was to be considered for inclusion in the Healthcare SECTORS, Salomon Smith Barney Inc. examined available public information about the company, including analysts' reports and other independent market sources.

     The underlying securities of the Healthcare SECTORS were selected by Salomon Smith Barney Inc. based on the investment research of Salomon Smith Barney Inc., from the following subsectors of the healthcare industry: United States pharmaceuticals, European pharmaceuticals, generic and specialty pharmaceuticals, medical devices, biotechnology and healthcare services (health maintenance organizations, hospitals and distributors).

     These subsectors of the healthcare industry were selected by Salomon Smith Barney Inc. based upon the subsectors represented by healthcare companies in the S&P 500. The S&P 500 is published by Standard & Poor's and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of January 31, 2001, the aggregate market value of the 500 companies included in the S&P 500 represented approximately 78% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange, which Standard & Poor's uses as an assumed model for the composition of the total market.

     The weightings of each subsector within the S&P 500 were adjusted for certain factors or trends that in the opinion of Salomon Smith Barney Inc. are present or anticipated in the healthcare industry as described below:

     - Weighting of the United States pharmaceutical subsector was reduced from the S&P 500 because this subsector has had slowing growth, increased pricing pressure and reduced margins due to high levels of patent expirations, weak product pipelines in near term, increased competition from generic pharmaceutical and legislative reform (particularly Medicare reform).

     - The European pharmaceutical subsector (which is not represented in the S&P 500) was added because the growth rates of this subsector have the potential to rise in the years ahead as a result of efficiencies resulting from mergers, generally lower risk of generic competition, stronger product pipelines and less exposure to legislative reforms of the United States.


     - Weightings of the generic and specialty pharmaceutical subsectors were increased from the S&P 500. The generic pharmaceutical subsector was increased because this subsector has benefited from high levels of patent expirations, impact of managed care and pending legislation and attractive valuations.



     - The specialty pharmaceutical subsector was increased because this subsector has increased appeal resulting from a need for novel delivery mechanisms (such as patches or coatings for longer acting formulas) to revitalize product portfolios and to protect against generic erosion, availability of small market niche opportunities that have been overlooked by larger pharmaceutical companies, strong potential product pipelines and the potential for future merger and acquisition activity.


     - Weighting of the biotechnology subsector was increased to reflect the emergence of this subsector as a viable industry with companies that operate at a profit, possess high-margin products that meet previously unmet medical needs, have funding to sustain internal research and development efforts, have strong product pipelines, may be attractive as potential sources for marketing deals and for future merger and acquisition activity and have minimal risk from generic competitors.


     - Weighting of the medical devices subsector was decreased slightly from the S&P 500 primarily because of the current valuations of companies in this subsector. However, aging demographics of the United States support increased demand for medical devices resulting from medical devices being used instead of drugs, integration of internet technology to improve patient monitoring capabilities and miniaturization allowing for new uses (such as portable defibrillators or cerebral pacemakers) and this subsector has a potential for future merger and acquisition activity.

     - The weighting of the healthcare services subsector was increased from S&P 500 because of a reversal of prior budget cuts by state and Federal governments and its positive impact on reimbursement. An increased shift in mail order delivery of prescription drugs has improved margins for both distributors and pharmacy benefit managers. Hospitals and managed care providers are also experiencing improved cost trends as well as higher premiums.


     The following chart compares the weightings of the subsectors of the healthcare industry within the S&P 500 with the weightings of the subsectors represented by the securities underlying the Healthcare SECTORS Trust. For purposes of this chart, the European and United States pharmaceutical companies were combined.

                   WEIGHTINGS S&P 500 VS. HEALTHCARE SECTORS
[WEIGHTINGS BAR GRAPH]

                                                                     HEALTHCARE SECTORS                 S&P 500 HEALTHCARE
                                                                     ------------------                 ------------------
U.S. and European Pharmaceuticals                                          36.00                              52.00
Generic and Specialty                                                      12.00                               2.30
Medical Devices                                                            22.00                              29.50
Biotechnology                                                              20.00                               7.50
Healthcare Services                                                        10.00                               8.50

     The underlying securities within each subsector of the healthcare industry were selected primarily based on the opinion of Salomon Smith Barney Inc. regarding the quality of the companies and their exposure to high growth and high margin areas. Selection was also based on the application in the opinion of Salomon Smith Barney Inc. of the following criteria specific to each subsector of healthcare industry:

     - Within the United States pharmaceutical subsector, selection of underlying securities was also based on companies with lower patent expiration risk and higher growth rates.

     - Within the European pharmaceutical subsector, selection of underlying securities was also based on companies with strong product pipelines and distribution capabilities.

     - Within the generic pharmaceutical subsector, selection of underlying securities was also based on companies with strong distribution capabilities due to importance of volume in this subsector, exposure to branded products as well as generics and potential for competitive advantage either through legal maneuvering or manufacturing advantages.

     - Within the specialty pharmaceutical subsector, selection of underlying securities was also based on companies with strong product pipelines and niche markets with potential for growth opportunities.

     - Within the biotechnology subsector, selection of underlying securities was also based on companies that currently have revenues and earnings, with strong product pipelines and that participate in certain growth areas (such as monoclonal antibody production and genomics).

     - Within the medical devices subsector, selection of underlying securities was also based on companies with large capitalization and selective companies with innovative technology.

     - Within the healthcare services subsector, selection of underlying securities was also based on companies that provide exposure to each of the significant areas of this subsector: information technology, distribution, hospital services and managed care.


     The determination and application of the criteria described above are subjective and the criteria were determined and applied in the sole discretion of Salomon Smith Barney Inc. The ultimate determination of the inclusion of the underlying securities in Healthcare SECTORS rested solely in the discretion of Salomon Smith Barney Inc. Salomon Smith Barney Inc. has not made any investigation or review of the issuers of the underlying securities except in connection with its investment research on the issuers, which provided information used in applying the selection criteria. Their investment research and all determinations made by Salomon Smith Barney Inc. were based solely on publicly available information, which Salomon Smith Barney Inc. did not independently verify and for the accuracy of which it takes no responsibility. The development and application of these selection criteria are not a prediction or assurance by Salomon Smith Barney Inc. of investment results. A decision by you to invest in Healthcare SECTORS must be made by you on the basis of your evaluation of the underlying securities and not on the basis of the selection criteria or the application by Salomon Smith Barney Inc. of these criteria.


     The research department of Salomon Smith Barney Inc. is staffed by over 100 investment analysts, who currently follow equities issued by more than 1,600 companies (both domestic and foreign) in 85 industry groups or stock areas of the market including all of the issuers of the underlying securities except Stryker Corporation. Pursuant to existing policies of Salomon Smith Barney Inc., employees of the Salomon Smith Barney Inc. research department are prohibited from engaging in transactions in securities or derivatives on securities of any companies their group covers or intends to cover. There is, of course, no assurance that any of the underlying stocks in the Healthcare SECTORS Trust will appreciate in value, and indeed any or all of these underlying securities (and, therefore, the Healthcare SECTORS) may depreciate in value at any time in the future.

     For a list of the underlying securities with the share amounts represented by each round lot of 100 Healthcare SECTORS represented by the Healthcare SECTORS, please refer to "Description of the Healthcare SECTORS" in this prospectus. If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be provided to you from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters and the Healthcare SECTORS Trust will file a current report on Form 8-K with the SEC, which will be publicly available.

                  HISTORICAL DATA ON THE UNDERLYING SECURITIES


     The following table and graph set forth the composite performance of all of the underlying securities represented by a single Healthcare SECTORS based upon the indicative share amounts set forth in the table starting on page 21 of this prospectus, measured at the close of each month from October 2000, the first month when all of the underlying securities were publicly traded, to present. The performance table and graph data are adjusted to reflect any stock splits and stock dividends that may have occurred over the measurement period. Past movements of the prices of the underlying securities are not necessarily indicative of future prices. The table also sets forth the composite amount of dividends, which would have been received by the Healthcare SECTORS Trust with respect to a single Healthcare SECTORS and the amount of such dividends which would have been distributed to a holder of a single Healthcare SECTORS.



                                                             DIVIDENDS     DIVIDENDS
DATE                                        CLOSING PRICE    RECEIVED     DISTRIBUTED
----                                        -------------    ---------    -----------
October 2000..............................     $95.89         $0.0594       $0.0594
November 2000.............................      95.01          0.0375        0.0375
December 2000.............................      98.61          0.0360        0.0160
January 2001..............................      91.12          0.0546        0.0546
February 2001.............................      92.09          0.0356        0.0356
March 2001................................      84.86          0.0415        0.0215
April 2001................................      87.93          0.0911        0.0911
May 2001..................................      91.19          0.0945        0.0945
June 2001.................................      92.27          0.0397        0.0197
July 2001.................................      92.36          0.0431        0.0431
August 2001...............................      90.21          0.0372        0.0372
September 2001............................      87.90          0.0439        0.0239
October 2001..............................      87.93          0.0496        0.0496
November 2001.............................      91.11          0.0414        0.0414
December 2001.............................      90.74          0.0403        0.0203
January 2002..............................      85.35          0.0715        0.0715
February 2002.............................      82.40          0.0376        0.0376
March 2002................................      82.95          0.0481        0.0281
April 2002 (through April 15, 2002).......      79.87          0.1233        0.1233


[GRAPH]       HISTORICAL PERFORMANCE OF THE UNDERLYING SECURITIES

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the securities' monthly closing prices as of the last day of each month, as reported by the applicable securities exchange and as adjusted to reflect stock splits and stock dividends. An asterisk (*) denotes that no shares of the issuer were trading on a United States stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                              ABBOTT LABORATORIES

     Abbott Laboratories' principal business is the discovery, development, manufacture and sale of a broad and diversified line of health care products and services.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  27.2500   0.000   35.4063   0.000   46.4375   0.000   32.5625   0.000   44.8600   0.000   57.7000
February......................  28.1250   0.120   37.4063   0.135   46.3125   0.150   33.0000   0.170   48.9900   0.190   56.5500
March.........................  28.0625   0.000   37.6563   0.000   46.8125   0.000   35.1875   0.000   47.1900   0.000   52.6000
April.........................  30.5000   0.000   36.5625   0.000   48.3750   0.000   38.4375   0.000   46.3800   0.000
May...........................  31.5000   0.135   37.0938   0.150   45.1875   0.170   40.6875   0.190   51.9800   0.210
June..........................  33.3750   0.000   41.0000   0.000   45.3750   0.000   44.5625   0.000   48.0000   0.000
July..........................  32.7188   0.000   41.6250   0.000   42.9375   0.000   41.5000   0.000   53.5900   0.000
August........................  29.9688   0.135   38.5000   0.150   43.3750   0.170   43.7696   0.190   49.7000   0.210
September.....................  31.9688   0.000   43.4375   0.000   36.6875   0.000   47.5625   0.000   51.8500   0.000
October.......................  30.6563   0.000   47.0000   0.000   40.3750   0.000   52.8125   0.000   52.9800   0.000
November......................  32.5625   0.135   48.0000   0.150   38.0000   0.170   55.0625   0.190   55.0000   0.210
December......................  32.7500   0.000   49.0000   0.000   36.3125   0.000   48.4375   0.000   55.7500   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.210
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Abbott Laboratories on April 15, 2002 was $53.7500. During the period reflected in the above table, Abbott Laboratories split its common stock 2-for-1 on June 1, 1998. The data appearing in the above table has been adjusted to reflect this split.


                         AMERISOURCEBERGEN CORPORATION

     AmerisourceBergen Corporation is a pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is a major wholesale distributor of pharmaceutical products and services to the hospital systems and acute care market, alternative care facilities, independent community pharmacies and regional drugstore chains. AmerisourceBergen is also in the institutional pharmacy marketplace, providing outsourced pharmacies to long-term care and workers' compensation programs.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  24.5000   0.000   28.3125   0.000   38.7500   0.000   18.1250   0.000   47.8300   0.000   64.7300
February......................  25.1875   0.000   29.2500   0.000   37.3125   0.000   14.5625   0.000   53.7200   0.000   67.7000
March.........................  21.8750   0.000   30.0625   0.000   34.1875   0.000   15.0000   0.000   49.0500   0.000   68.3000
April.........................  22.3125   0.000   27.2500   0.000   27.6875   0.000   20.0000   0.000   54.0000   0.000
May...........................  21.3125   0.000   27.1875   0.000   29.5625   0.000   24.2500   0.000   57.7100   0.000
June..........................  24.9375   0.000   32.8438   0.000   25.5000   0.000   31.0156   0.000   55.3500   0.000
July..........................  23.5000   0.000   38.0625   0.000   28.0000   0.000   34.9375   0.000   58.1400   0.000
August........................  25.0313   0.000   23.5313   0.000   25.8125   0.000   35.1250   0.000   64.4400   0.000
September.....................  29.2188   0.000   27.2188   0.000   23.6875   0.000   47.0000   0.000   70.9500   0.000
October.......................  29.7500   0.000   26.2188   0.000   15.0000   0.000   43.4375   0.000   63.5600   0.000
November......................  32.3750   0.000   32.0000   0.000   12.3750   0.000   49.2500   0.000   59.5000   0.000
December......................  29.1250   0.000   32.5000   0.000   15.1875   0.000   50.5000   0.000   63.5500   0.025

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.025
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of AmerisourceBergen on April 15, 2002 was $69.4700. During the period reflected in the above table, AmerisourceBergen split its common stock 2-for-1 on March 24, 1999. The data appearing in the above table have been adjusted to reflect this split.

                                   AMGEN INC.


     Amgen Inc. is a global biotechnology company that discovers, develops, manufactures, and markets human therapeutics based on advances in cellular and molecular biology. Amgen manufactures and markets human therapeutic products. It focuses its research and development efforts on human therapeutics delivered in the form of proteins, monoclonal antibodies, and small molecules in the therapeutic areas of nephrology, cancer, inflammation, and neurology and metabolism. Amgen has research facilities in the United States, and has clinical development staff in the United States, the EU, Canada, Australia, and Japan. In addition to internal research and development efforts, Amgen has acquired certain product and technology rights and has established research and development collaborations.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  14.0938   0.000   12.5000   0.000   31.9531   0.000   63.6875   0.000   70.3125   0.000   55.5000
February......................  15.2813   0.000   13.2813   0.000   31.2188   0.000   68.1875   0.000   72.0625   0.000   57.9800
March.........................  13.9688   0.000   15.2188   0.000   37.4375   0.000   61.3750   0.000   60.1875   0.000   59.6800
April.........................  14.7188   0.000   14.9063   0.000   30.7188   0.000   56.0000   0.000   61.1400   0.000
May...........................  16.7188   0.000   15.1250   0.000   31.6250   0.000   63.6250   0.000   66.3800   0.000
June..........................  14.5313   0.000   16.3438   0.000   30.4375   0.000   70.2500   0.000   60.6800   0.000
July..........................  14.7031   0.000   18.3594   0.000   38.4375   0.000   64.9375   0.000   62.7100   0.000
August........................  12.3906   0.000   15.2188   0.000   41.5938   0.000   75.8125   0.000   64.3000   0.000
September.....................  11.9844   0.000   18.8906   0.000   40.7500   0.000   69.8281   0.000   58.7700   0.000
October.......................  12.3125   0.000   19.6406   0.000   39.8750   0.000   57.9375   0.000   56.8200   0.000
November......................  12.7813   0.000   18.8125   0.000   45.5625   0.000   63.6250   0.000   66.4300   0.000
December......................  13.5313   0.000   26.1406   0.000   60.0625   0.000   63.9375   0.000   56.4400   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Amgen on April 15, 2002 was $56.8500. During the period reflected in the above table, Amgen split its common stock 2-for-1 on each of March 1, 1999 and November 22, 1999. The data appearing in the above table have been adjusted to reflect each of these splits. Amgen has never paid dividends on its common stock.


                                ASTRAZENECA PLC


     AstraZeneca PLC is a major international Healthcare business engaged in the research, development, manufacture and marketing of ethical (prescription) pharmaceuticals and the supply of Healthcare services. It is one of the top five pharmaceutical companies in the world with leading positions in sales of gastrointestinal, oncology, anaesthesia (including pain management), cardiovascular, central nervous system and respiratory products. Shares of AstraZeneca also trade on the London International Stock Exchange.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  28.0991   0.000   38.7889   0.000   45.9359   0.000   37.1396   0.000   44.4100   0.000   46.9900
February......................  28.6692   0.000   43.3092   0.000   40.1328   0.000   32.3750   0.000   46.2500   0.000   50.9800
March.........................  27.6918   0.000   42.8409   0.000   45.9969   0.000   39.5830   0.000   48.2500   0.000   49.5900
April.........................  29.4429   0.000   42.8816   0.000   38.3613   0.446   41.1712   0.470   47.5200   0.470
May...........................  29.8502   0.387   40.4382   0.441   38.4835   0.000   41.1101   0.000   47.8200   0.000
June..........................  32.3343   0.000   42.8816   0.000   38.3002   0.000   45.4472   0.000   46.7500   0.000
July..........................  32.5379   0.000   37.9337   0.000   35.9179   0.000   41.7821   0.000   50.4500   0.000
August........................  31.1126   0.000   35.6736   0.000   38.4835   0.000   44.5309   0.000   48.5000   0.000
September.....................  31.8049   0.000   34.2075   0.000   41.2934   0.000   51.3724   0.000   46.7000   0.000
October.......................  31.0719   0.000   38.2392   0.000   44.7142   0.230   46.6078   0.230   45.1100   0.230
November......................  31.3366   0.239   41.0491   0.247   43.4925   0.000   51.4375   0.000   45.4500   0.000
December......................  35.1849   0.000   43.8590   0.000   40.8047   0.000   51.5000   0.000   46.6000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the American depository shares of AstraZeneca on April 15, 2002 was $51.4300. During the period reflected in the above table, AstraZeneca split its American depository shares 3-for-1 on April 8, 1998. The data appearing in the above table have been adjusted to reflect this split.

                                  AVENTIS S.A.

     Aventis S.A. is a leader in the global life sciences industry, providing innovative products and services for health and nutrition. Its core competencies are in the global fields of prescription drugs, vaccines, therapeutic proteins, diagnostics and crop sciences, as well as in the fields of animal health and nutrition. Shares of Aventis also trade on the Paris Stock Exchange and the Frankfurt Stock Exchange.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  33.3750   0.000   46.1250   0.000   51.6875   0.000   54.0000   0.000   79.3300   0.000   69.9900
February......................  35.0000   0.000   46.1875   0.000   46.0000   0.000   52.0000   0.000   80.7600   0.000   74.1500
March.........................  33.2500   0.000   50.3750   0.000   44.0000   0.000   54.0000   0.000   76.8500   0.000   68.7500
April.........................  33.8750   0.000   49.5000   0.000   47.1250   0.000   56.2500   0.000   76.9000   0.000
May...........................  32.2500   0.000   55.0000   0.000   46.8750   0.000   63.9375   0.000   74.5800   0.000
June..........................  41.6250   0.000   56.1875   0.468   46.3125   0.479   72.5625   0.322   79.8900   0.000
July..........................  43.1250   0.447   54.0000   0.000   48.3750   0.000   75.5625   0.000   77.0000   0.322
August........................  37.8750   0.000   46.0000   0.000   48.5625   0.000   74.7500   0.000   73.0000   0.000
September.....................  40.4375   0.000   41.7500   0.000   51.2500   0.000   75.3125   0.000   75.0900   0.000
October.......................  42.2500   0.000   46.6875   0.000   55.5000   0.000   72.0625   0.000   73.1500   0.000
November......................  44.8750   0.000   50.0000   0.000   61.5625   0.000   78.4375   0.000   69.5100   0.000
December......................  44.1875   0.000   50.2500   0.000   56.8750   0.000   84.2500   0.000   71.0000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the American depository shares of Aventis on April 15, 2002 was $67.7000.


                            BARR LABORATORIES, INC.

     Barr Laboratories, Inc. is an established specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary prescription pharmaceuticals. Barr's product line is principally focused on the development and marketing of generic and proprietary products in the oncology, female healthcare (including hormone replacement and oral contraceptives) and cardiovascular therapeutic categories. In addition, Barr also maintains active development and marketing efforts in a second tier of therapeutic categories including anti-infectives, pain management and psychotherapeutic agents.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  15.5556   0.000   22.3333   0.000   26.2917   0.000   26.6250   0.000   73.1500   0.000   73.0000
February......................  16.1111   0.000   22.6250   0.000   24.6667   0.000   31.7500   0.000   55.6000   0.000   68.2500
March.........................  17.1111   0.000   26.9167   0.000   20.3333   0.000   28.0000   0.000   57.1700   0.000   65.8200
April.........................  20.1111   0.000   27.0417   0.000   20.0417   0.000   28.7917   0.000   57.9500   0.000
May...........................  17.8333   0.000   27.2083   0.000   21.9583   0.000   35.9167   0.000   71.2700   0.000
June..........................  29.3333   0.000   26.5000   0.000   26.5833   0.000   44.8125   0.000   69.2000   0.000
July..........................  30.0000   0.000   21.5417   0.000   23.4167   0.000   54.0000   0.000   85.8800   0.000
August........................  26.1667   0.000   17.0833   0.000   23.0000   0.000   71.0000   0.000   83.7400   0.000
September.....................  26.0000   0.000   20.2500   0.000   21.1667   0.000   66.3125   0.000   79.0600   0.000
October.......................  25.2917   0.000   22.7917   0.000   20.2083   0.000   63.1250   0.000   72.8000   0.000
November......................  24.0000   0.000   28.1667   0.000   21.0000   0.000   60.3125   0.000   73.0500   0.000
December......................  22.7500   0.000   32.0000   0.000   20.9167   0.000   72.9375   0.000   79.3600   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Barr on April 15, 2002 was $66.8300. During the period reflected in the above table, Barr split its common stock 3-for-2 on each of March 26, 1996, May 8, 1997 and June 29, 2000. The data appearing in the above table have been adjusted to reflect each of these splits. Barr has never paid dividends on its common stock.

                           BAXTER INTERNATIONAL INC.


     Baxter International Inc. operates in three segments: Medication Delivery, BioScience and Renal. Each segment develops, manufactures and sells distinct products and services used primarily in the healthcare field. Medication Delivery consists of medication delivery products and services, including intravenous infusion pumps and solutions, anesthesia-delivery devices and pharmaceutical agents. BioScience consists of biopharmaceuticals and blood-collection, separation and storage products and technologies. Renal consists of products and services to treat end-stage kidney disease.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  21.9910   0.141   26.6223   0.146   33.9128   0.146   30.5365   0.146   43.9400   0.582   55.8300
February......................  21.9910   0.000   27.0705   0.000   33.6439   0.000   26.0546   0.000   46.0450   0.000   55.4800
March.........................  20.6166   0.000   26.3534   0.000   31.5523   0.000   29.9687   0.000   47.0700   0.000   59.5200
April.........................  22.8874   0.141   26.5028   0.146   30.1181   0.146   32.5625   0.000   45.5750   0.000
May...........................  25.2180   0.000   27.3394   0.000   30.8651   0.000   33.2500   0.000   49.3800   0.000
June..........................  25.0088   0.000   25.7259   0.000   28.9827   0.000   35.1563   0.000   50.5000   0.000
July..........................  27.6083   0.141   28.5644   0.146   32.8371   0.146   38.8750   0.000   49.8000   0.000
August........................  25.4271   0.000   25.3972   0.000   32.0603   0.000   41.6348   0.000   51.6000   0.000
September.....................  24.9789   0.000   28.5346   0.000   28.8035   0.000   39.9063   0.000   55.0500   0.000
October.......................  22.1703   0.141   28.6541   0.146   31.0743   0.146   41.0938   0.000   48.3700   0.000
November......................  24.2021   0.000   30.3871   0.000   32.2993   0.000   43.2813   0.000   52.0000   0.000
December......................  24.1124   0.000   30.7456   0.000   30.0285   0.000   44.1563   0.000   53.6300   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.582
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Baxter International on April 15, 2002 was $57.1400.


                             BECKMAN COULTER, INC.

     Beckman Coulter, Inc. simplifies and automates laboratory processes used in all phases of the battle against disease. The company designs, manufactures and markets systems which consist of instruments, chemistries, software and supplies that meet a variety of laboratory needs. Its products are used in a range of applications, from instruments used for pioneering medical research, clinical trials and drug discovery to diagnostic tools found in hospitals and physicians' offices. Beckman Coulter's product lines include virtually all blood tests routinely performed in hospital laboratories and a range of systems for medical and pharmaceutical research.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  19.7500   0.000   21.5313   0.000   24.9375   0.000   26.1563   0.000   37.5600   0.000   46.5600
February......................  20.7500   0.000   24.1875   0.000   24.1563   0.000   24.0625   0.000   40.4500   0.000   47.6700
March.........................  21.0000   0.075   28.6563   0.075   22.1250   0.080   32.0938   0.080   39.0900   0.085   51.0700
April.........................  21.0000   0.000   27.8438   0.000   24.0938   0.000   32.4063   0.000   35.5500   0.000
May...........................  23.3125   0.000   27.8750   0.000   25.3750   0.000   30.0625   0.000   37.7500   0.085
June..........................  24.1250   0.075   29.1250   0.075   24.3125   0.080   29.2070   0.080   40.8000   0.000
July..........................  24.2813   0.000   30.0625   0.000   24.0313   0.000   33.3125   0.000   45.9600   0.000
August........................  23.5313   0.000   27.6875   0.000   23.6875   0.000   38.0625   0.000   45.7200   0.000
September.....................  21.2813   0.075   25.8125   0.075   22.5625   0.080   38.5625   0.080   44.2500   0.085
October.......................  19.6875   0.000   23.5000   0.000   23.0000   0.000   35.0313   0.000   42.4700   0.000
November......................  19.5625   0.000   24.1250   0.000   23.8750   0.000   38.3125   0.080   41.9000   0.090
December......................  20.0000   0.075   27.1250   0.080   25.4375   0.080   41.9375   0.000   44.3000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.085
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Beckman Coulter on April 15, 2002 was $50.1900. During the period reflected in the above table, Beckman Coulter split its common stock 2-for-1 on December 8, 2000. The data appearing in the above table have been adjusted to reflect this split.

                                  BIOGEN, INC.

     Biogen, Inc. is a biopharmaceutical company principally engaged in the business of developing, manufacturing and marketing drugs for human health care. Biogen currently derives revenues from sales of its product for the treatment of relapsing forms of multiple sclerosis and from royalties on worldwide sales by the Biogen's licensees of a number of products covered under patents controlled by Biogen.

                                    1997              1998              1999               2000              2001          2002
                               ---------------   ---------------   ---------------   ----------------   ---------------   -------
                               CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING    DIVI-   CLOSING   DIVI-   CLOSING
                                PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE     DENDS    PRICE    DENDS    PRICE
                               -------   -----   -------   -----   -------   -----   --------   -----   -------   -----   -------
January......................  23.3750   0.000   20.5625   0.000   49.1250   0.000    86.2500   0.000   64.5000   0.000   54.2200
February.....................  24.6250   0.000   22.0625   0.000   48.0625   0.000   107.9375   0.000   71.5625   0.000   53.1500
March........................  18.6875   0.000   24.0938   0.000   57.1563   0.000    69.8750   0.000   63.3125   0.000   49.0600
April........................  16.0000   0.000   22.1875   0.000   47.5313   0.000    58.8125   0.000   64.6600   0.000
May..........................  16.5938   0.000   22.0000   0.000   54.5625   0.000    54.5000   0.000   60.3100   0.000
June.........................  16.9375   0.000   24.5000   0.000   64.3125   0.000    64.5000   0.000   54.3600   0.000
July.........................  19.2500   0.000   27.8125   0.000   68.8125   0.000    53.0000   0.000   56.6900   0.000
August.......................  19.6875   0.000   23.1250   0.000   76.7500   0.000    69.1250   0.000   60.3600   0.000
September....................  16.2188   0.000   32.9063   0.000   78.8125   0.000    61.0000   0.000   55.5800   0.000
October......................  16.7500   0.000   34.7500   0.000   74.1250   0.000    60.1875   0.000   55.0000   0.000
November.....................  17.5000   0.000   37.9375   0.000   73.0625   0.000    54.7500   0.000   58.9100   0.000
December.....................  18.1875   0.000   41.5000   0.000   84.5000   0.000    60.0625   0.000   57.3500   0.000

                               2002
                               -----
                               DIVI-
                               DENDS
                               -----
January......................  0.000
February.....................  0.000
March........................  0.000
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................



     The closing price of the common stock of Biogen on April 15, 2002 was $46.3800. During the period reflected in the above table, Biogen split its common stock 2-for-1 on each of November 18, 1996 and June 28, 1999. The data appearing in the above table have been adjusted to reflect each of these splits. Biogen has never paid dividends on its common stock.


                          BRISTOL-MYERS SQUIBB COMPANY

     Bristol-Myers Squibb Company, through its divisions and subsidiaries, is a producer and distributor of consumer medicines, pharmaceuticals, nutritionals, medical devices and beauty care products.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  30.1594   0.000   47.4401   0.000   61.0327   0.000   63.0552   0.000   58.9055   0.000   45.3700
February......................  31.0517   0.190   47.6781   0.195   59.9322   0.215   54.4892   0.245   60.3522   0.275   47.0000
March.........................  28.0774   0.000   49.6411   0.000   61.0327   0.000   54.3703   0.000   56.5356   0.000   40.4900
April.........................  31.1707   0.000   50.3847   0.000   60.4973   0.000   49.9088   0.000   53.2995   0.000
May...........................  34.9183   0.190   51.1580   0.195   65.4347   0.215   52.4072   0.245   51.6244   0.275
June..........................  38.5470   0.000   54.6974   0.000   67.0408   0.000   55.4410   0.000   49.7779   0.000
July..........................  37.2680   0.000   54.2215   0.000   63.2932   0.000   49.1355   0.000   56.2881   0.000
August........................  36.1675   0.190   46.5776   0.195   66.9813   0.215   50.4628   0.245   56.1400   0.275
September.....................  39.3798   0.000   49.4329   0.000   64.2449   0.000   54.7272   0.000   55.5600   0.000
October.......................  41.8187   0.000   52.6749   0.000   73.1084   0.000   57.9989   0.000   53.4500   0.000
November......................  44.5551   0.190   58.0584   0.195   69.4797   0.215   65.9700   0.245   53.7600   0.280
December......................  45.0309   0.000   63.6798   0.000   61.0922   0.000   70.3720   0.000   51.0000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.280
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Bristol-Myers Squibb on April 15, 2002 was $31.7400. During the period reflected in the above table, Bristol-Myers Squibb split its common stock 2-for-1 on each of March 3, 1997 and March 1, 1999. The data appearing in the above table have been adjusted to reflect each of these splits.

                             CARDINAL HEALTH, INC.

     Cardinal Health, Inc. is structured as a holding company conducting business through a number of separate operating subsidiaries. Cardinal Health is a leading provider of products and services to Healthcare providers and manufacturers to help them improve the efficiency and quality of Healthcare. These services and products include Pharmaceutical Distribution and Provider Services, Medical-Surgical Products and Services, Pharmaceutical Technologies and Services and Automation and Information Services.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  27.8403   0.010   34.4167   0.010   49.2917   0.017   31.7917   0.017   63.5333   0.020   65.9100
February......................  27.3333   0.000   36.3889   0.000   48.1250   0.000   27.8750   0.000   67.6667   0.000   66.0900
March.........................  24.1667   0.000   39.1944   0.000   44.0000   0.000   30.5833   0.000   64.5000   0.000   70.8900
April.........................  23.6667   0.010   42.7778   0.013   39.8750   0.017   36.7083   0.017   67.4000   0.020
May...........................  25.8889   0.000   39.6667   0.000   40.2500   0.000   43.2500   0.000   71.9900   0.000
June..........................  25.4444   0.000   41.6667   0.000   42.7500   0.000   49.3333   0.000   69.0000   0.000
July..........................  27.6667   0.010   42.6944   0.013   45.5000   0.017   49.0000   0.020   73.6300   0.025
August........................  29.4444   0.000   38.8889   0.000   42.5000   0.000   54.5547   0.000   72.9400   0.000
September.....................  31.5556   0.000   45.8889   0.000   36.3333   0.000   58.7917   0.000   73.9500   0.000
October.......................  33.0000   0.010   42.0556   0.017   29.0000   0.017   63.1667   0.020   67.1100   0.025
November......................  33.6667   0.000   45.9167   0.000   34.8750   0.000   66.6250   0.000   68.3200   0.000
December......................  33.3889   0.000   50.5833   0.000   31.9167   0.000   66.4167   0.000   64.6600   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.025
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Cardinal Health on April 15, 2002 was $69.5000. During the period reflected in the above table, Cardinal Health split its common stock 3-for-2 on each of December 17, 1996, November 2, 1998 and April 23, 2001. The data appearing in the above table have been adjusted to reflect each of these splits.


                               CAREMARK RX, INC.

     Caremark Rx, Inc. is a pharmaceutical services company in the United States, providing pharmacy benefit management services which design and administer programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. Caremark dispenses prescription drugs to customers through a network of third-party retail pharmacies and through its own mail service pharmacies.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  18.6250   0.000    9.9375   0.000    5.3750   0.000    4.2500   0.000   12.6000   0.000   16.5000
February......................  22.0000   0.000   12.0000   0.000    5.9375   0.000    4.6875   0.000   14.0000   0.000   17.4500
March.........................  21.2500   0.000   10.2500   0.000    4.7500   0.000    4.1875   0.000   13.0400   0.000   19.5000
April.........................  18.2500   0.000   10.2500   0.000    5.2500   0.000    6.3750   0.000   15.8500   0.000
May...........................  18.8750   0.000    8.9375   0.000    5.8125   0.000    6.0625   0.000   16.2800   0.000
June..........................  21.6250   0.000    8.0000   0.000    7.5000   0.000    6.8125   0.000   16.4500   0.000
July..........................  23.7500   0.000    5.0625   0.000    8.3750   0.000    8.4375   0.000   17.5800   0.000
August........................  21.3750   0.000    2.5000   0.000    7.0000   0.000    9.8125   0.000   17.4700   0.000
September.....................  21.4375   0.000    3.2500   0.000    5.7500   0.000   11.2500   0.000   16.6800   0.000
October.......................  25.4375   0.000    3.5625   0.000    4.8750   0.000   12.5000   0.000   13.4000   0.000
November......................  24.7500   0.000    4.6250   0.000    4.5625   0.000   10.8750   0.000   15.0000   0.000
December......................  22.3750   0.000    5.2500   0.000    5.0625   0.000   13.5625   0.000   16.3100   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Caremark on April 15, 2002 was $18.8500. Caremark has never paid dividends on its common stock.

                             ELAN CORPORATION, PLC

     Elan Corporation, PLC, a public limited company organized under the laws of Ireland, is a worldwide pharmaceutical and biotechnology company, headquartered in Dublin, Ireland. Elan's principal research and development, manufacturing and marketing facilities are located in Ireland, the United States and Israel. Traditionally, Elan has focused on the development and commercialization of products for pharmaceutical industry clients utilizing its proprietary drug delivery systems. Elan continues to focus on drug delivery systems, but has also embarked on a strategy to expand its therapeutic focus through the development and commercialization of new pharmaceutical products for selected target markets, including the areas of neurology, pain management and oncology. Shares of Elan also trade on the Dublin Stock Exchange.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  19.2500   0.000   25.9688   0.000   33.7500   0.000   30.0625   0.000   50.2000   0.000   28.0900
February......................  17.3125   0.000   31.0313   0.000   38.3438   0.000   41.5000   0.000   54.9600   0.000   14.1000
March.........................  17.0625   0.000   32.3125   0.000   34.8750   0.000   47.5000   0.000   52.2500   0.000   13.9100
April.........................  17.0000   0.000   31.0625   0.000   25.8125   0.000   43.5000   0.000   50.1500   0.000
May...........................  20.3750   0.000   30.5938   0.000   27.0313   0.000   39.8125   0.000   57.7100   0.000
June..........................  22.6250   0.000   32.1563   0.000   27.7500   0.000   48.4375   0.000   61.0000   0.000
July..........................  23.7500   0.000   36.0000   0.000   29.0625   0.000   53.1875   0.000   57.7500   0.000
August........................  22.7500   0.000   29.4688   0.000   32.0625   0.000   58.3125   0.000   51.9500   0.000
September.....................  25.0313   0.000   36.0313   0.000   33.5625   0.000   54.7500   0.000   48.4500   0.000
October.......................  24.9375   0.000   35.0313   0.000   25.7500   0.000   51.9375   0.000   45.6500   0.000
November......................  26.3750   0.000   34.0625   0.000   27.3125   0.000   53.9375   0.000   44.2200   0.000
December......................  25.5938   0.000   34.9688   0.000   29.5000   0.000   46.8125   0.000   45.0600   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Elan on April 15, 2002 was $11.2100. During the period reflected in the above table, Elan split its common stock 2-for-1 on each of August 23, 1996 and June 7, 1999. The data appearing in the above table have been adjusted to reflect each of these splits. Elan has never paid dividends on its common stock.


                             ELI LILLY AND COMPANY

     Eli Lilly and Company discovers, develops, manufactures, and sells products in one significant business segment -- pharmaceutical products. Eli Lilly directs its research efforts primarily toward the search for products to diagnose, prevent and treat human diseases. It also conducts research to find products to treat diseases in animals and increase the efficiency of animal food production.

                                    1997              1998              1999               2000              2001          2002
                               ---------------   ---------------   ---------------   ----------------   ---------------   -------
                               CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING    DIVI-   CLOSING   DIVI-   CLOSING
                                PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE     DENDS    PRICE    DENDS    PRICE
                               -------   -----   -------   -----   -------   -----   --------   -----   -------   -----   -------
January......................  43.5625   0.000   67.6250   0.000   93.6875   0.000    66.8750   0.000   78.8000   0.000   75.1000
February.....................  43.6875   0.000   65.8125   0.000   94.5000   0.000    59.4375   0.000   79.4600   0.000   75.7300
March........................  41.1250   0.180   59.6250   0.200   84.8750   0.230    62.6250   0.260   76.2000   0.310   76.2000
April........................  43.9375   0.000   69.5625   0.000   73.6250   0.000    77.1250   0.000   85.0000   0.000
May..........................  46.5000   0.000   61.3750   0.000   71.4375   0.000    76.1250   0.000   84.7000   0.000
June.........................  54.6563   0.180   66.2500   0.200   71.6250   0.230    99.8750   0.260   74.0000   0.280
July.........................  56.5000   0.000   67.2500   0.000   65.6875   0.000   103.8750   0.000   79.2800   0.000
August.......................  52.3125   0.000   65.7500   0.000   74.6250   0.000    73.0196   0.000   77.6300   0.000
September....................  60.5000   0.180   78.3125   0.200   64.1875   0.230    81.1250   0.260   80.7000   0.280
October......................  67.0625   0.000   81.0000   0.000   68.8750   0.000    89.3750   0.000   76.5000   0.000
November.....................  63.0000   0.000   89.6875   0.000   72.1719   0.000    93.6875   0.000   82.6700   0.000
December.....................  69.6250   0.200   88.8750   0.200   66.5000   0.230    93.0625   0.260   78.5400   0.280

                               2002
                               -----
                               DIVI-
                               DENDS
                               -----
January......................  0.000
February.....................  0.000
March........................  0.310
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................



     The closing price of the common stock of Eli Lilly on April 15, 2002 was $75.2000. During the period reflected in the above table, Eli Lilly split its common stock 2-for-1 on October 16, 1997. The data appearing in the above table have been adjusted to reflect this split.

                           FOREST LABORATORIES, INC.

     Forest Laboratories, Inc. and its subsidiaries develop, manufacture and sell both branded and generic forms of ethical drug products which require a physician's prescription, as well as non-prescription pharmaceutical products sold over-the-counter. Forest Laboratories' most important United States products consist of branded ethical drug specialties marketed directly to physicians by Forest Pharmaceuticals', Forest Therapeutics' and Forest Specialty Sales' salesforces.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................   9.4375   0.000   14.8438   0.000   23.0938   0.000   33.7500   0.000   66.9600   0.000   82.9000
February......................   9.5313   0.000   15.6406   0.000   24.7813   0.000   34.1563   0.000   69.5300   0.000   79.5200
March.........................   9.4063   0.000   18.7500   0.000   28.1875   0.000   42.2500   0.000   59.2400   0.000   81.7000
April.........................   8.5313   0.000   18.0938   0.000   22.2500   0.000   42.0313   0.000   61.1500   0.000
May...........................  10.5625   0.000   16.5000   0.000   23.8125   0.000   44.2500   0.000   74.0600   0.000
June..........................  10.3594   0.000   17.8750   0.000   23.1250   0.000   50.5195   0.000   71.0000   0.000
July..........................  11.3750   0.000   18.7500   0.000   25.6250   0.000   53.5000   0.000   78.5500   0.000
August........................  10.2656   0.000   16.3750   0.000   24.2500   0.000   48.9375   0.000   73.0100   0.000
September.....................  10.5313   0.000   17.1875   0.000   21.0625   0.000   57.3438   0.000   72.1400   0.000
October.......................  11.5625   0.000   20.9063   0.000   22.9375   0.000   66.2500   0.000   74.3800   0.000
November......................  11.1875   0.000   23.3125   0.000   25.5938   0.000   67.7500   0.000   70.8000   0.000
December......................  12.3281   0.000   26.5938   0.000   30.7188   0.000   66.4375   0.000   81.9500   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Forest Laboratories on April 15, 2002 was $77.6400. During the period reflected in the above table, Forest Laboratories split its common stock 2-for-1 on each of March 26, 1998 and January 12, 2001. The data appearing in the above table have been adjusted to reflect each of these splits. Forest Laboratories has never paid dividends on its common stock.


                                GENENTECH, INC.

     Genentech, Inc. is a leading biotechnology company using human genetic information to discover, develop, manufacture and market human pharmaceuticals that address significant unmet medical needs. Fourteen of the approved products of biotechnology stem from Genentech's science.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................     *        *        *        *        *        *     69.6875   0.000   59.2500   0.000   49.4500
February......................     *        *        *        *        *        *     96.4375   0.000   52.5000   0.000   47.2000
March.........................     *        *        *        *        *        *     76.0000   0.000   50.5000   0.000   50.4500
April.........................     *        *        *        *        *        *     60.0000   0.000   52.5000   0.000
May...........................     *        *        *        *        *        *     53.6875   0.000   50.0500   0.000
June..........................     *        *        *        *        *        *     85.9492   0.000   55.1000   0.000
July..........................     *        *        *        *     35.5000   0.000   76.0625   0.000   42.3000   0.000
August........................     *        *        *        *     41.0625   0.000   95.2500   0.000   45.9000   0.000
September.....................     *        *        *        *     36.5781   0.000   92.8438   0.000   44.0000   0.000
October.......................     *        *        *        *     36.4375   0.000   82.5000   0.000   52.2500   0.000
November......................     *        *        *        *     42.9375   0.000   68.0625   0.000   57.4500   0.000
December......................     *        *        *        *     67.2500   0.000   81.5000   0.000   54.2500   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Genentech on April 15, 2002 was $38.3800. During the period reflected in the above table, Genentech split its common stock 2-for-1 on each of November 3, 1999 and October 25, 2000. The data appearing in the above table have been adjusted to reflect each of these splits. Genetech has never paid dividends on its common stock.

                              GENZYME CORPORATION

     Genzyme Corporation is a biotechnology and human healthcare company that develops innovative products and provides services for major unmet medical needs. Genzyme currently has three operating divisions: Genzyme General, which develops and markets therapeutic products and diagnostic products and services for genetic disorders and other chronic debilitating diseases; Genzyme Biosurgery, which develops and markets instruments, devices, biomaterials and biotherapeutic products to improve or replace surgery for the orthopaedics and cardiothoracic markets; and Genzyme Molecular Oncology, which is utilizing its functional genomics and antigen discovery technology platforms to develop novel cancer products.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------

January.......................  13.3414   0.000   12.8684   0.000   26.8078   0.000   26.0000   0.000   43.2813   0.000   45.6100

February......................  12.2693   0.000   14.2547   0.000   22.1349   0.000   28.7188   0.000   43.9688   0.000   44.3800

March.........................  10.7208   0.000   15.4300   0.000   24.8096   0.000   25.0625   0.000   45.1650   0.000   43.6700

April.........................  11.0186   0.000   14.9177   0.000   18.5687   0.000   24.4063   0.000   54.4850   0.000

May...........................  11.3759   0.000   13.1999   0.000   19.9522   0.000   28.4063   0.000   53.4700   0.000

June..........................  13.2223   0.000   12.3259   0.000   24.2500   0.000   29.7188   0.000   61.0000   0.000

July..........................  13.1396   0.000   15.1738   0.000   28.2813   0.000   34.7188   0.000   56.0000   0.000

August........................  13.5615   0.000   13.0191   0.000   28.2188   0.000   37.5313   0.000   56.6400   0.000

September.....................  14.3451   0.000   17.4190   0.000   22.5313   0.000   34.0938   0.000   45.4200   0.000

October.......................  13.1999   0.000   20.2820   0.000   19.1250   0.000   35.5000   0.000   53.9500   0.000

November......................  12.9287   0.000   20.6900   0.000   18.0000   0.000   43.9063   0.000   54.6200   0.000

December......................  13.3807   0.000   24.4714   0.000   22.5000   0.000   44.9688   0.000   59.8600   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Genzyme on April 15, 2002 was $43.3200. During the period reflected in the above table, Genzyme split its common stock 2-for-1 on July 26, 1996. The data appearing in the above table have been adjusted to reflect this split. Genzyme Corp. has never paid dividends on its common stock.


                             GILEAD SCIENCES, INC.

     Gilead Sciences, Inc. is an independent bio-pharmaceutical company dedicated to discovering, developing, manufacturing and commercializing proprietary therapeutics for antiviral, anti-infective and oncology applications. Gilead Sciences is continuing to add to its existing portfolio of compounds through internal discovery (including identification of new molecular targets, target screening and medicinal chemistry) and an active product acquisition and in-licensing strategy. Gilead Sciences also has expertise in liposomal drug delivery technology that is used to develop drugs that are safer, easier for patients to tolerate and more effective.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................   8.1563   0.000   10.1250   0.000   10.7500   0.000   11.7031   0.000   16.9219   0.000   32.7100

February......................   7.6250   0.000    8.9531   0.000   10.3125   0.000   19.1250   0.000   18.6875   0.000   35.2300

March.........................   5.7188   0.000    9.0000   0.000   11.3750   0.000   15.8438   0.000   16.2500   0.000   35.9900

April.........................   5.5313   0.000    9.5000   0.000   11.5156   0.000   13.5469   0.000   24.4900   0.000

May...........................   6.7813   0.000    8.0938   0.000   10.9063   0.000   13.6719   0.000   25.8750   0.000

June..........................   6.9063   0.000    8.0156   0.000   13.0625   0.000   17.7813   0.000   29.0950   0.000

July..........................   7.0625   0.000    5.8750   0.000   19.3750   0.000   18.5313   0.000   25.6450   0.000

August........................   8.0938   0.000    4.5625   0.000   19.4844   0.000   27.0000   0.000   30.3550   0.000

September.....................  11.0938   0.000    5.4063   0.000   16.0469   0.000   27.4219   0.000   28.0850   0.000

October.......................   8.5313   0.000    7.0938   0.000   15.7969   0.000   21.5000   0.000   31.4500   0.000

November......................   8.6250   0.000    7.7813   0.000   12.0000   0.000   20.3594   0.000   36.1050   0.000

December......................   9.5625   0.000   10.2656   0.000   13.5313   0.000   20.7344   0.000   32.8600   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Gilead Sciences on April 15, 2002 was $36.0300. During the period reflected in the above table, Gilead Sciences split its common stock 2-for-1 on February 21, 2001 and March 7, 2002. The data appearing in the above table have been adjusted to reflect each of these splits. Gilead Sciences has never paid dividends on its common stock.

                              GLAXOSMITHKLINE PLC


     GlaxoSmithKline PLC is a global healthcare group engaged in the creation and discovery, development, manufacture and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline, which also provides laboratory testing and disease management services, specializes in treatments for respiratory, central nervous system, gastro-intestinal and genetic disorders. Shares of GlaxoSmithKline also trade on the London Stock Exchange.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  31.8750   0.000   53.8125   0.000   67.8750   0.000   52.7500   0.000   52.6200   0.000   48.2200
February......................  33.8750   0.000   54.3125   0.000   64.0625   0.000   48.7500   0.000   55.3100   0.000   48.9500
March.........................  35.3750   0.000   54.1250   0.000   66.9375   0.000   57.3125   0.000   52.3000   0.000   47.0000
April.........................  39.3750   0.000   56.5626   0.000   58.0000   0.000   62.8125   0.000   53.5700   0.658
May...........................  40.2500   0.740   53.9375   0.000   56.2500   0.000   56.3125   0.000   54.6900   0.000
June..........................  41.8125   0.000   59.8125   0.651   56.6250   0.677   57.8125   0.648   56.2000   0.000
July..........................  42.5000   0.000   60.8125   0.000   52.1875   0.000   57.1250   0.000   57.7600   0.259
August........................  39.9375   0.000   55.3750   0.000   52.9375   0.000   57.5625   0.000   52.9500   0.000
September.....................  44.9375   0.000   57.1250   0.000   52.0000   0.000   60.4375   0.000   56.1200   0.000
October.......................  42.5781   0.612   62.2500   0.509   59.8750   0.494   58.1875   0.433   53.4000   0.255
November......................  45.6875   0.000   63.5000   0.000   59.4375   0.000   57.3125   0.000   50.8100   0.000
December......................  47.8750   0.000   69.5000   0.000   55.8750   0.000   56.0000   0.000   49.8200   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.256
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the American depositary shares of GlaxoSmithKline on April 15, 2002 was $46.7200.


                              GUIDANT CORPORATION


     Guidant Corporation is engaged in emerging therapies for cardiovascular and vascular disease, and a global company in the medical technology industry. Guidant provides cost-effective, minimally-invasive products and services designed to improve clinical outcomes and prolong life with quality. Guidant is a global company with principal operations in the United States, Western Europe and Japan.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  13.9375   0.000   32.3125   0.000   58.7500   0.000   52.8125   0.000   49.5000   0.000   48.0500
February......................  16.7500   0.000   36.4688   0.000   56.7500   0.000   67.3750   0.000   50.9700   0.000   41.5000
March.........................  15.3750   0.006   36.6875   0.006   60.5000   0.000   58.8750   0.000   44.9900   0.000   43.3200
April.........................  17.0625   0.000   33.4375   0.000   53.6875   0.000   57.3750   0.000   41.0000   0.000
May...........................  19.4063   0.000   32.2188   0.000   50.0000   0.000   50.6250   0.000   37.5500   0.000
June..........................  21.2500   0.006   35.6563   0.006   51.1250   0.000   49.5000   0.000   36.0000   0.000
July..........................  22.8125   0.000   37.1563   0.000   58.5625   0.000   56.3750   0.000   31.8800   0.000
August........................  21.9531   0.000   30.8750   0.000   58.6875   0.000   67.3321   0.000   36.1200   0.000
September.....................  28.0000   0.006   37.1250   0.006   53.6250   0.000   70.6875   0.000   38.5000   0.000
October.......................  28.7500   0.000   38.2500   0.000   49.3750   0.000   52.9375   0.000   41.5100   0.000
November......................  32.1250   0.000   42.9063   0.000   50.3359   0.000   53.9375   0.000   48.8100   0.000
December......................  31.1250   0.006   55.0000   0.006   47.0000   0.000   53.9375   0.000   49.8000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Guidant on April 15, 2002 was $40.0000. During the period reflected in the above table, Guidant split its common stock 2-for-1 on each of September 17, 1997 and January 28, 1999. The data appearing in the above table have been adjusted to reflect each of these splits.

                        IDEC PHARMACEUTICAL CORPORATION

     IDEC Pharmaceuticals Corporation is a biopharmaceutical company engaged primarily in the research, development and commercialization of targeted therapies for the treatment of cancer and autoimmune and inflammatory diseases, such as certain B-cell non-Hodgkin's lymphomas, rheumatoid arthritis and psoriasis.

                                      1997              1998              1999              2000              2001          2002
                                 ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                 CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                  PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                 -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January........................  3.8750    0.000   6.9583    0.000    8.4167   0.000   42.0625   0.000   58.8125   0.000   59.4600
February.......................  4.1458    0.000   7.5625    0.000    7.2188   0.000   46.9583   0.000   56.3750   0.000   62.8200
March..........................  3.9688    0.000   7.3750    0.000    8.5625   0.000   32.7500   0.000   40.0000   0.000   64.3000
April..........................  2.9583    0.000   6.0000    0.000    8.4583   0.000   21.3333   0.000   49.2000   0.000
May............................  3.7500    0.000   5.2500    0.000    8.4063   0.000   21.2708   0.000   61.6000   0.000
June...........................  4.0417    0.000   3.9271    0.000   12.8438   0.000   39.1042   0.000   67.6900   0.000
July...........................  4.5417    0.000   3.9479    0.000   16.5208   0.000   40.9375   0.000   53.9800   0.000
August.........................  5.0625    0.000   3.0000    0.000   21.1771   0.000   46.5417   0.000   59.2700   0.000
September......................  6.9792    0.000   3.9583    0.000   15.6719   0.000   58.4531   0.000   49.5700   0.000
October........................  6.3542    0.000   4.9792    0.000   19.3646   0.000   65.3750   0.000   59.9800   0.000
November.......................  5.8229    0.000   5.6042    0.000   21.1250   0.000   58.0208   0.000   70.3000   0.000
December.......................  5.7292    0.000   7.8333    0.000   32.7500   0.000   63.1875   0.000   68.9300   0.000

                                 2002
                                 -----
                                 DIVI-
                                 DENDS
                                 -----
January........................  0.000
February.......................  0.000
March..........................  0.000
April..........................
May............................
June...........................
July...........................
August.........................
September......................
October........................
November.......................
December.......................



     The closing price of the common stock of IDEC Pharmaceuticals on April 15, 2002 was $61.6500. During the period reflected in the above table, IDEC Pharmaceuticals split its common stock 2-for-1 on December 21, 1999 and 3-for-1 on January 18, 2001. The data appearing in the above table have been adjusted to reflect each of these splits. IDEC Pharmaceuticals has never paid dividends on its common stock.


                               JOHNSON & JOHNSON

     Johnson & Johnson is engaged in the manufacture and sale of a broad range of products in the health care field. It conducts business in virtually all countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to human health and well-being.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  28.8750   0.000   33.4688   0.000   42.5625   0.000   43.0313   0.000   46.5650   0.000   57.5100
February......................  28.7500   0.000   37.6875   0.000   42.6875   0.000   36.0000   0.000   48.6650   0.000   60.9000
March.........................  26.4375   0.095   36.7188   0.110   46.7500   0.125   35.1250   0.140   43.7350   0.160   64.9500
April.........................  30.5625   0.000   35.7500   0.000   48.7500   0.000   41.2500   0.000   48.2400   0.000
May...........................  30.0000   0.000   34.5313   0.000   46.3125   0.000   44.7500   0.000   48.4750   0.000
June..........................  32.1875   0.110   37.0000   0.125   49.0000   0.140   50.9375   0.160   50.0000   0.180
July..........................  31.0625   0.000   38.6250   0.000   45.5313   0.000   46.5313   0.000   54.1000   0.000
August........................  28.3438   0.000   34.5000   0.000   51.1250   0.000   45.9785   0.000   52.7100   0.000
September.....................  28.8438   0.110   39.1250   0.125   45.9375   0.140   46.9688   0.160   55.4000   0.180
October.......................  28.6875   0.000   40.7500   0.000   52.3750   0.000   46.0625   0.000   57.9100   0.000
November......................  31.4688   0.000   40.6250   0.000   51.8750   0.000   50.0000   0.000   58.2500   0.000
December......................  32.9375   0.110   41.9375   0.125   46.6250   0.140   52.5313   0.160   59.1000   0.180

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.180
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Johnson & Johnson on April 15, 2002 was $62.1600. During the period reflected in the above table, Johnson & Johnson split its common stock 2-for-1 on June 12, 1996. The data appearing in the above table have been adjusted to reflect this split.

                           KING PHARMACEUTICALS, INC.

     King Pharmaceuticals, Inc. is a vertically integrated pharmaceutical company that manufactures, markets and sells primarily branded prescription pharmaceutical products. Using a national sales force, King Pharmaceuticals markets its branded pharmaceutical products to general/family practitioners, internal medicine physicians, cardiologists, endocrinologists, pediatricians, obstetrician/gynecologists, and hospitals across the United States and in Puerto Rico.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................     *        *        *        *      8.0417   0.000   29.5000   0.000   33.9825   0.000   36.4000
February......................     *        *        *        *      8.0417   0.000   23.8437   0.000   34.4250   0.000   31.0600
March.........................     *        *        *        *      9.2500   0.000   15.7500   0.000   30.5625   0.000   35.0100
April.........................     *        *        *        *      9.2083   0.000   24.6875   0.000   31.5975   0.000
May...........................     *        *        *        *      7.9167   0.000   27.3750   0.000   37.9350   0.000
June..........................     *        *      4.6667   0.000    8.6250   0.000   32.8301   0.000   40.3125   0.000
July..........................     *        *      5.3760   0.000    9.0417   0.000   23.2500   0.000   45.2000   0.000
August........................     *        *      4.7917   0.000   11.5417   0.000   24.9375   0.000   43.2500   0.000
September.....................     *        *      4.5833   0.000   11.6667   0.000   25.0781   0.000   41.9500   0.000
October.......................     *        *      5.1875   0.000   10.0833   0.000   33.6094   0.000   38.9900   0.000
November......................     *        *      5.0000   0.000   23.0625   0.000   36.5625   0.000   39.8400   0.000
December......................     *        *      8.7917   0.000   28.0312   0.000   38.7656   0.000   42.1300   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of King Pharmaceuticals on April 15, 2002 was $33.7400. During the period reflected in the above table, King Pharmaceuticals split its common stock 3-for-2 on November 11, 1999 and June 21, 2000, and 4-for-3 on July 19, 2001. The data appearing in the above table have been adjusted to reflect each of these splits. King Pharmaceuticals has never paid dividends on its common stock.


                                MEDIMMUNE, INC.

     MedImmune, Inc. is a biotechnology company with five products on the market and a diverse product portfolio. MedImmune is focused on using advances in immunology and other biological sciences to develop important new products that address significantly unmet medical needs in areas of infectious disease and immune regulation. MedImmune also focuses on oncology through its wholly-owned subsidiary, MedImmune Oncology, Inc.

                                      1997              1998              1999              2000              2001          2002
                                 ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                 CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                  PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                 -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January........................  2.6458    0.000    7.6458   0.000   16.5000   0.000   48.6667   0.000   39.7500   0.000   42.3700
February.......................  2.4167    0.000    8.6458   0.000   18.3333   0.000   66.1667   0.000   43.6875   0.000   41.2300
March..........................  2.2917    0.000    9.1875   0.000   19.7292   0.000   58.0417   0.000   35.8750   0.000   39.3300
April..........................  2.1667    0.000    8.7917   0.000   18.3750   0.000   53.3125   0.000   39.1500   0.000
May............................  2.5833    0.000    8.3125   0.000   21.2083   0.000   51.7917   0.000   39.8700   0.000
June...........................  3.0833    0.000   10.3958   0.000   22.5833   0.000   74.0000   0.000   47.2000   0.000
July...........................  3.9583    0.000    9.7969   0.000   26.6250   0.000   59.5000   0.000   38.5200   0.000
August.........................  4.4167    0.000    8.0417   0.000   34.3958   0.000   84.1250   0.000   40.1500   0.000
September......................  6.1250    0.000   10.7917   0.000   33.2188   0.000   77.2500   0.000   35.6300   0.000
October........................  6.6458    0.000   11.2083   0.000   37.3333   0.000   65.3750   0.000   39.2400   0.000
November.......................  6.3750    0.000   11.1458   0.000   40.0625   0.000   53.1875   0.000   44.1000   0.000
December.......................  7.1458    0.000   16.5729   0.000   55.2917   0.000   47.6875   0.000   46.3500   0.000

                                 2002
                                 -----
                                 DIVI-
                                 DENDS
                                 -----
January........................  0.000
February.......................  0.000
March..........................  0.000
April..........................
May............................
June...........................
July...........................
August.........................
September......................
October........................
November.......................
December.......................



     The closing price of the common stock of MedImmune on April 15, 2002 was $35.4100. During the period reflected in the above table, MedImmune split its common stock 2-for-1 on January 4, 1999 and 3-for-1 on June 5, 2000. The data appearing in the above table have been adjusted to reflect each of these splits. MedImmune has never paid dividends on its common stock.

                                MEDTRONIC, INC.


     Medtronic, Inc. is a medical technology company, providing lifelong solutions for people with chronic disease. Primary products include those for bradycardia pacing, tachyarrhythmia management, atrial fibrillation management, heart failure management, coronary and peripheral vascular disease, heart valve replacement, extracorporeal cardiac support, minimally invasive cardiac surgery, malignant and non-malignant pain, movement disorders, spinal and neurosurgery, neurodegenerative disorders, and ear, nose and throat surgery. On May 30, 2001, Medtronic announced that it has agreed to purchase MiniMed Inc. for $48 a share.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  17.1250   0.024   25.5313   0.028   39.8438   0.033   45.7500   0.040   54.0000   0.050   49.2700
February......................  16.1875   0.000   26.5625   0.000   35.3125   0.000   48.4375   0.000   51.1800   0.000   44.5400
March.........................  15.5625   0.000   25.9375   0.000   35.9375   0.000   51.4375   0.000   45.7400   0.000   45.2100
April.........................  17.3125   0.024   26.5000   0.028   35.9688   0.033   51.9375   0.040   44.6000   0.050
May...........................  18.5000   0.000   27.8125   0.000   35.5000   0.000   51.6250   0.000   42.9800   0.000
June..........................  20.6250   0.000   31.8750   0.000   38.9375   0.000   49.8125   0.000   46.0100   0.000
July..........................  21.8125   0.000   30.9688   0.033   36.0313   0.040   51.0625   0.050   48.0300   0.058
August........................  22.5938   0.028   25.6875   0.000   39.1094   0.000   51.2696   0.000   45.5400   0.000
September.....................  23.5625   0.000   29.0000   0.000   35.5625   0.000   51.8125   0.000   43.5000   0.000
October.......................  21.7500   0.028   32.5000   0.033   34.3750   0.040   54.3125   0.050   40.3000   0.058
November......................  23.8750   0.000   33.8125   0.000   38.8125   0.000   53.2500   0.000   47.2800   0.000
December......................  26.2500   0.000   37.1406   0.000   36.4375   0.000   60.3750   0.000   51.2100   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.058
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Medtronic on April 15, 2002 was $46.2200. During the period reflected in the above table, Medtronic split its common stock 2-for-1 on each of September 15, 1997 and September 27, 1999. The data appearing in the above table have been adjusted to reflect each of these splits.


                               MERCK & CO., INC.

     Merck & Co., Inc. is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad of human and animal health products, directly and through its joint ventures, and provides pharmaceutical benefit services through Merck-Medco Managed Care, L.L.C. Merck's operations are principally managed on a products and services basis and are comprised of two segments: Merck Pharmaceutical, which includes products marketed either directly or through joint ventures with other companies, and Merck-Medco. Merck Pharmaceutical products consists of therapeutic agents, sold by prescription, for the treatment of human disorders. Merck-Medco revenues are derived from the filling and management of prescriptions and health management programs.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  45.3125   0.200   58.6875   0.225   73.3750   0.270   78.6250   0.290   82.1800   0.340   59.1800
February......................  46.0625   0.000   63.7813   0.000   81.5000   0.000   61.5625   0.000   80.2000   0.000   61.3300
March.........................  42.1250   0.000   64.0938   0.000   80.1250   0.000   62.1250   0.000   75.9000   0.000   57.5800
April.........................  45.1875   0.210   60.2500   0.225   70.3750   0.270   69.5000   0.290   75.9700   0.340
May...........................  44.9375   0.000   58.5000   0.000   67.6250   0.000   74.6250   0.000   72.9900   0.000
June..........................  51.1563   0.000   66.8750   0.000   73.6250   0.000   76.6250   0.000   63.9100   0.000
July..........................  51.9375   0.210   61.7813   0.225   67.6250   0.270   71.6563   0.290   67.9800   0.340
August........................  45.9063   0.000   57.9688   0.000   67.1875   0.000   69.8946   0.000   65.1000   0.000
September.....................  49.9688   0.000   64.7813   0.000   64.8125   0.000   74.4375   0.000   66.6000   0.000
October.......................  44.6250   0.225   67.5313   0.270   79.5625   0.290   89.9375   0.340   63.8100   0.350
November......................  47.4141   0.000   77.5625   0.000   78.6875   0.000   92.6875   0.000   67.7500   0.000
December......................  53.0000   0.000   73.7500   0.000   67.1875   0.000   93.6250   0.000   58.8000   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.350
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Merck & Co. on April 15, 2002 was $54.5300. During the period reflected in the above table, Merck & Co. split its common stock 2-for-1 on February 17, 1999. The data appearing in the above table have been adjusted to reflect this split.

                                  NOVARTIS AG

     Novartis AG, a public company incorporated under the laws of Switzerland, is engaged in the following continuing core businesses: pharmaceuticals, generics, consumer health, eyecare products and medicines and animal health. Novartis is committed to improving health and well-being through innovative products and services. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary shares were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange.

                                   1997              1998              1999              2000              2001          2002
                              ---------------   ---------------   ---------------   ---------------   ---------------   -------
                              CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                               PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                              -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.....................  28.1372   0.000   41.9922   0.000   45.7764   0.000   30.2124   0.000   42.8300   0.000   34.6300
February....................  28.1372   0.000   44.6777   0.000   42.5415   0.000   31.3721   0.000   42.6700   0.000   37.9600
March.......................  29.9683   0.000   43.4570   0.000   39.4287   0.000   33.3862   0.000   39.3300   0.000   39.6000
April.......................  32.2266   0.000   40.2832   0.000   35.4004   0.000   34.2407   0.000   39.1500   0.000
May.........................  33.4473   0.289   41.4124   0.355   35.2783   0.405   36.0107   0.410   38.3800   0.421
June........................  39.2456   0.000   40.7104   0.000   36.1328   0.000   39.0625   0.000   36.1500   0.000
July........................  39.1235   0.000   40.7715   0.000   35.0342   0.000   37.6587   0.000   35.0200   0.000
August......................  34.8206   0.000   36.1328   0.000   35.0342   0.000   36.9263   0.000   36.4700   0.000
September...................  37.6587   0.000   39.1846   0.000   36.0107   0.000   37.7808   0.000   38.9200   0.000
October.....................  38.4521   0.000   43.8232   0.000   36.2549   0.000   37.4756   0.000   37.6300   0.000
November....................  39.1235   0.000   45.5933   0.000   37.5977   0.000   40.5625   0.000   35.7600   0.000
December....................  39.7339   0.000   47.8516   0.000   35.7666   0.000   44.7500   0.000   36.5000   0.000

                               2002
                              -------
                               DIVI-
                               DENDS
                              -------
January.....................    0.000
February....................    0.000
March.......................    0.000
April.......................
May.........................
June........................
July........................
August......................
September...................
October.....................
November....................
December....................



     The closing price of the American depository shares of Novartis on April 15, 2002 was $39.6200. During the period reflected in the above table, Novartis split its American depository shares 2-for-1 on May 11, 2000. The data appearing in the above table have been adjusted to reflect this split.


                            PATTERSON DENTAL COMPANY

     Patterson Dental Company is a full-service, value-added supplier to dentists, dental laboratories, institutions, physicians and other healthcare professionals, and provides consumable products, advanced technology dental equipment, practice management software and office forms and stationery. Patterson also offers customers a full range of related services including dental equipment installation, maintenance and repair, dental office design and equipment financing.

                                   1997              1998              1999              2000              2001          2002
                              ---------------   ---------------   ---------------   ---------------   ---------------   -------
                              CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                               PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                              -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.....................   9.7083   0.000   15.6458   0.000   21.1875   0.000   21.7813   0.000   30.2500   0.000   40.1900
February....................  11.3333   0.000   15.1260   0.000   20.2500   0.000   18.0156   0.000   31.6250   0.000   40.5700
March.......................  11.3333   0.000   15.5000   0.000   21.6250   0.000   19.1250   0.000   30.7500   0.000   43.7300
April.......................  11.1667   0.000   14.7188   0.000   18.0313   0.000   24.0625   0.000   30.5600   0.000
May.........................  11.5000   0.000   16.2500   0.000   18.3125   0.000   25.4688   0.000   34.1200   0.000
June........................  11.4375   0.000   18.3125   0.000   17.3750   0.000   25.5000   0.000   33.0000   0.000
July........................  11.5833   0.000   18.1250   0.000   19.6563   0.000   25.5000   0.000   34.7000   0.000
August......................  11.7917   0.000   14.9063   0.000   20.5000   0.000   23.7500   0.000   34.2900   0.000
September...................  13.5000   0.000   18.5000   0.000   24.7813   0.000   22.5000   0.000   36.8600   0.000
October.....................  13.3333   0.000   20.6250   0.000   22.5313   0.000   31.3125   0.000   38.0000   0.000
November....................  13.6875   0.000   20.8125   0.000   22.9376   0.000   29.7500   0.000   38.3300   0.000
December....................  15.0833   0.000   21.7500   0.000   21.3125   0.000   33.8750   0.000   40.9300   0.000

                               2002
                              -------
                               DIVI-
                               DENDS
                              -------
January.....................    0.000
February....................    0.000
March.......................    0.000
April.......................
May.........................
June........................
July........................
August......................
September...................
October.....................
November....................
December....................



     The closing price of the common stock of Patterson on April 15, 2002 was $46.2300. During the period reflected in the above table, Patterson split its common stock 3-for-2 on February 17, 1998 and 2-for-1 on July 21, 2000. The data appearing in the above table have been adjusted to reflect each of these splits. Patterson has never paid dividends on its common stock.

                                  PFIZER INC.

     Pfizer Inc. is a research-based, global pharmaceutical company. Pfizer discovers, develops, manufacturers and markets medicines for humans and animals and consumer products.

                                    1997              1998              1999               2000              2001          2002
                               ---------------   ---------------   ---------------   ----------------   ---------------   -------
                               CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-    CLOSING   DIVI-   CLOSING
                                PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS     PRICE    DENDS    PRICE
                               -------   -----   -------   -----   -------   -----   -------   ------   -------   -----   -------
January......................  15.4167   0.000   27.2500   0.000   42.8750   0.000   36.1875    0.000   45.1500   0.000   41.6700
February.....................  15.2708   0.000   29.5000   0.000   43.9792   0.000   32.1250    0.000   45.0000   0.000   40.9600
March........................  14.0208   0.057   33.2292   0.063   46.2500   0.073   36.5625    0.090   40.9500   0.110   39.7400
April........................  16.0000   0.000   37.9375   0.000   38.3542   0.000   42.1250    0.000   43.3000   0.000
May..........................  17.1667   0.000   34.9375   0.000   35.6667   0.000   44.5000    0.000   42.8900   0.000
June.........................  19.9167   0.057   36.2292   0.063   36.3333   0.073   48.0000    0.090   40.0500   0.110
July.........................  19.8750   0.000   36.6042   0.000   33.8750   0.000   43.3750    0.000   41.2200   0.000
August.......................  18.4792   0.000   31.0000   0.000   37.7500   0.000   43.1406    0.000   38.3100   0.000
September....................  20.0417   0.057   35.2500   0.063   35.8750   0.080   44.9180    0.090   40.1000   0.110
October......................  23.6667   0.000   35.7708   0.000   39.6875   0.000   43.1875    0.000   41.9000   0.000
November.....................  24.2500   0.000   37.3125   0.000   36.6250   0.000   44.3125    0.000   43.3100   0.000
December.....................  24.8542   0.057   41.6667   0.063   32.4375   0.080   46.0000    0.090   39.8500   0.110

                               2002
                               -----
                               DIVI-
                               DENDS
                               -----
January......................  0.000
February.....................  0.000
March........................  0.130
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................



     The closing price of the common stock of Pfizer on April 15, 2002 was $39.0000. During the period reflected in the above table, Pfizer split its common stock 2-for-1 on July 1, 1997 and 3-for-1 on July 1, 1999. The data appearing in the above table have been adjusted to reflect each of these splits.


                             PHARMACIA CORPORATION


     Pharmacia Corporation was created in April 2000 through the merger of Pharmacia & Upjohn with Monsanto Company and its G.D. Searle unit. Pharmacia is in the global pharmaceutical industry. Pharmacia's core business is the development, manufacturing and sale of pharmaceutical products. Prescription pharmaceuticals is the principal business and includes general therapeutics, ophthalmology and hospital products, including oncology and diversified therapeutics. Pharmacia also operates several other business units, including, among others, consumer health care, animal health, diagnostics and contract manufacturing and bulk pharmaceutical chemicals.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  37.7500   0.000   47.4375   0.000   47.5625   0.000   35.2500   0.000   56.0200   0.000   40.5000
February......................  36.3750   0.000   51.1250   0.000   45.5625   0.000   38.8125   0.000   51.7000   0.120   41.0500
March.........................  38.2500   0.150   52.0000   0.030   45.9375   0.030   51.5000   0.030   50.3700   0.000   45.0800
April.........................  42.6250   0.000   52.8750   0.000   45.2500   0.000   49.9375   0.000   52.2600   0.000
May...........................  44.0000   0.000   55.3750   0.000   41.5000   0.000   51.9375   0.015   48.5600   0.120
June..........................  43.0625   0.160   55.8750   0.030   39.5625   0.030   51.6875   0.000   45.9500   0.000
July..........................  49.7500   0.000   56.6250   0.000   39.2500   0.000   54.7500   0.000   44.6200   0.000
August........................  43.9375   0.000   55.0000   0.000   41.1250   0.000   58.5821   0.120   39.6000   0.135
September.....................  39.0000   0.160   56.2500   0.030   35.6875   0.030   60.1875   0.000   40.5600   0.000
October.......................  42.7500   0.000   40.6250   0.000   38.5000   0.000   55.0000   0.000   40.5200   0.000
November......................  43.6875   0.000   45.3125   0.000   42.1875   0.000   61.0000   0.120   44.4000   0.140
December......................  42.0000   0.030   47.5000   0.030   35.4375   0.030   61.0000   0.000   42.6500   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.135
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Pharmacia on April 15, 2002 was $45.0800. During the period reflected in the above table, Pharmacia split its common stock 2-for-1 on June 6, 1996. The data appearing in the above table have been adjusted to reflect this split.

                           PROTEIN DESIGN LABS, INC.

     Protein Design Labs, Inc. engages in the development of humanized monoclonal antibodies for the prevention and treatment of disease. Protein Design Labs has licensed certain rights to its first humanized antibody product to Hoffmann-LaRoche Inc. and its affiliates (Roche), which markets it for the prevention of kidney transplant rejection, and is testing a product for the treatment of autoimmune disease. In addition, Protein Design Labs has several other humanized antibodies in clinical development for autoimmune and inflammatory conditions, asthma and cancer.

                                     1997              1998              1999              2000              2001          2002
                               ----------------   ---------------   ---------------   ---------------   ---------------   -------
                               CLOSING   DIVI-    CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                PRICE    DENDS     PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                               -------   ------   -------   -----   -------   -----   -------   -----   -------   -----   -------
January......................   8.7500    0.000    9.3438   0.000    5.4688   0.000   20.4063   0.000   36.9688   0.000   22.2600
February.....................   9.3750    0.000   10.7500   0.000    4.1250   0.000   62.5469   0.000   31.3125   0.000   15.8700
March........................   7.5000    0.000    9.8125   0.000    3.7656   0.000   19.8750   0.000   22.2500   0.000   17.1300
April........................   6.2813    0.000    8.0000   0.000    3.8594   0.000   25.3750   0.000   32.1250   0.000
May..........................   7.9063    0.000    6.2813   0.000    4.9063   0.000   26.6563   0.000   37.1050   0.000
June.........................   7.1250    0.000    6.0234   0.000    5.5469   0.000   41.2383   0.000   43.3800   0.000
July.........................   7.0313    0.000    4.7188   0.000    6.6406   0.000   30.2969   0.000   27.8500   0.000
August.......................   8.9063    0.000    4.2500   0.000    6.6563   0.000   38.0000   0.000   29.3950   0.000
September....................   9.6875    0.000    6.0000   0.000    9.0313   0.000   60.2500   0.000   23.6150   0.000
October......................  12.4688    0.000    6.0000   0.000   10.0156   0.000   67.5391   0.000   33.0100   0.000
November.....................  10.5000    0.000    5.5000   0.000   10.0000   0.000   38.6250   0.000   37.6900   0.000
December.....................  10.0000    0.000    5.7813   0.000   17.5000   0.000   43.4375   0.000   32.8000   0.000

                               2002
                               -----
                               DIVI-
                               DENDS
                               -----
January......................  0.000
February.....................  0.000
March........................  0.000
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................



     The closing price of the common stock of Protein Design Labs on April 15, 2002 was $17.3600. During the period reflected in the above table, Protein Design Labs split its common stock 2-for-1 on August 22, 2000 and October 9, 2001. The data appearing in the above table have been adjusted to reflect each of these splits. Protein Design Labs has never paid dividends on its common stock.


                          SCHERING AKTIENGESELLSCHAFT

     Schering Aktiengesellschaft is a global research-based company engaged in the discovery, development, manufacture, marketing and sale of pharmaceutical products. Schering operates nine research and development centers in Europe, the United States and Japan, produces products in over 20 facilities located in Europe, the United States, Latin America and Asia, and markets and sells its products in over 100 countries worldwide. Schering's product portfolio is comprised of products in fertility control and hormone therapy, therapeutics for selected disabling and life-threatening conditions, diagnostic and radiopharmaceuticals, and dermatology for the treatment of severe skin disorders. Shares of Schering also trade on the Frankfurt Stock Exchange.

                                       1997              1998              1999              2000              2001          2002
                                  ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                  CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                   PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                  -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January                                *        *         *       *        *        *        *        *   52.6000   0.000   55.7800
February                               *        *         *       *        *        *        *        *   51.3500   0.000   59.7000
March                                  *        *         *       *        *        *        *        *   48.5000   0.000   57.95000
April                                  *        *         *       *        *        *        *        *   50.2000   0.000
May                                    *        *         *       *        *        *        *        *   52.1800   0.655
June                                   *        *         *       *        *        *        *        *   52.1500   0.000
July                                   *        *         *       *        *        *        *        *   54.1100   0.000
August                                 *        *         *       *        *        *        *        *   52.1500   0.000
September                              *        *         *       *        *        *        *        *   49.5000   0.000
October                                *        *         *       *        *        *   55.9375   0.000   51.2500   0.000
November                               *        *         *       *        *        *   55.0625   0.000   53.7500   0.000
December                               *        *         *       *        *        *   56.9375   0.000   52.9900   0.000

                                  2002
                                  -----
                                  DIVI-
                                  DENDS
                                  -----
January                           0.000
February                          0.000
March                             0.000
April
May
June
July
August
September
October
November
December



     The closing price of the American depositary shares of Schering on April 15, 2002 was $58.0400.

                        SHIRE PHARMACEUTICALS GROUP PLC


     Shire Pharmaceuticals Group PLC is an international specialty pharmaceutical company with a strategic focus on three therapeutic areas: central nervous system disorders, oncology and anti-infectives. Its strategy is further supported by two technology platforms, drug delivery and biologics.


                                       1997              1998              1999              2000              2001          2002
                                  ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                  CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                   PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                  -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.........................    *         *        *        *     21.1250   0.000   40.6875   0.000   56.6875   0.000   34.9000
February........................    *         *        *        *     20.5000   0.000   48.0000   0.000   53.4375   0.000   23.7800
March...........................    *         *     21.4375   0.000   22.8125   0.000   51.2500   0.000   43.7500   0.000   23.4710
April...........................    *         *     22.5000   0.000   21.6250   0.000   40.2500   0.000   49.9000   0.000
May.............................    *         *     19.5000   0.000   23.7500   0.000   43.6250   0.000   49.5900   0.000
June............................    *         *     21.3750   0.000   26.0000   0.000   51.8750   0.000   55.5000   0.000
July............................    *         *     24.0000   0.000   25.3750   0.000   54.7500   0.000   50.1400   0.000
August..........................    *         *     18.7500   0.000   25.0000   0.000   56.5000   0.000   43.4200   0.000
September.......................    *         *     21.8750   0.000   28.8125   0.000   51.6250   0.000   40.3000   0.000
October.........................    *         *     21.7500   0.000   31.7500   0.000   62.8750   0.000   44.7000   0.000
November........................    *         *     22.0000   0.000   30.6875   0.000   45.6250   0.000   35.900    0.000
December........................    *         *     20.2500   0.000   29.1250   0.000   46.0625   0.000   36.6000   0.000

                                  2002
                                  -----
                                  DIVI-
                                  DENDS
                                  -----
January.........................  0.000
February........................  0.000
March...........................  0.000
April...........................
May.............................
June............................
July............................
August..........................
September.......................
October.........................
November........................
December........................



     The closing price of the common stock of Shire Pharmaceuticals on April 15, 2002 was $21.9700. Shire Pharmaceuticals has never paid dividends on its common stock.


                              STRYKER CORPORATION

     Stryker Corporation and its subsidiaries develop, manufacture and market specialty surgical and medical products, including orthopaedic implants, bone cement, trauma systems used in bone repair, powered surgical instruments, endoscopic systems, craniomaxillofacial fixation devices, specialty surgical equipment used in neurosurgery and patient care and handling equipment for the global market and provide outpatient physical and occupational rehabilitative services in the United States. Stryker has developed the bone growth factor osteogenic protein-1 ("OP-1"), which is in the final state of the marketing authorization process in Europe and Australia for the use of OP-1 for the treatment of specific nonunion fractures of long bones.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  14.5000   0.050   18.4688   0.055   23.1875   0.060   31.6250   0.065   45.2000   0.080   58.7400
February......................  14.5000   0.000   20.4688   0.000   23.5625   0.000   29.2500   0.000   56.1500   0.000   61.5000
March.........................  12.4375   0.000   23.4375   0.000   25.2188   0.000   34.8750   0.000   52.2500   0.000   60.3300
April.........................  16.4375   0.000   22.5000   0.000   30.5938   0.000   35.9688   0.000   59.2900   0.000
May...........................  17.4375   0.000   20.3750   0.000   29.7500   0.000   37.8125   0.000   57.4500   0.000
June..........................  17.4375   0.000   19.1875   0.000   30.0625   0.000   43.7500   0.000   54.8500   0.000
July..........................  19.5000   0.000   21.7188   0.000   30.5000   0.000   42.9375   0.000   59.9800   0.000
August........................  19.9688   0.000   16.0625   0.000   28.8125   0.000   44.8125   0.000   54.8300   0.000
September.....................  21.8438   0.000   17.2500   0.000   25.5625   0.000   42.9375   0.000   52.9000   0.000
October.......................  18.5938   0.000   20.9688   0.000   30.8750   0.000   47.1250   0.000   56.2400   0.000
November......................  19.6875   0.000   21.1250   0.000   28.4688   0.000   53.3125   0.000   54.9100   0.000
December......................  18.6250   0.000   27.5313   0.000   34.8125   0.000   50.5900   0.000   58.3700   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.100
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Stryker on April 15, 2002 was $57.9900. During the period reflected in the above table, Stryker split its common stock 2-for-1 on each of June 11, 1996 and May 15, 2000. The data appearing in the above table have been adjusted to reflect each of these splits.

                          TENET HEALTHCARE CORPORATION


     Tenet Healthcare Corporation is a health care services company in the United States, owning or operating 111 general hospitals with 27,277 licensed beds and related healthcare facilities serving urban and rural communities in 17 states, and holding investments in other healthcare companies. The related health care facilities included a small number of rehabilitation hospitals, specialty hospitals, long-term care facilities, a psychiatric facility and many medical office buildings located on the same campus as, or nearby, its general hospitals, physician practices and various ancillary health care businesses, including outpatient surgery centers, home health care agencies, occupational and rural health care clinics and health maintenance organizations.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  26.7500   0.000   34.5000   0.000   20.9375   0.000   22.7500   0.000   43.6200   0.000   63.7900
February......................  27.1250   0.000   37.3125   0.000   19.6875   0.000   17.5000   0.000   46.1300   0.000   57.7500
March.........................  24.5000   0.000   36.3125   0.000   18.9375   0.000   23.0000   0.010   44.0000   0.000   67.0200
April.........................  26.0000   0.000   37.4375   0.000   23.6250   0.000   25.5000   0.000   44.6400   0.000
May...........................  27.5000   0.000   35.0000   0.000   24.5000   0.000   25.6250   0.000   45.4900   0.000
June..........................  29.5000   0.000   31.2500   0.000   18.5625   0.000   27.0000   0.000   51.6000   0.000
July..........................  29.9375   0.000   29.9375   0.000   17.9375   0.000   30.4375   0.000   55.5100   0.000
August........................  27.2500   0.000   25.6250   0.000   17.4375   0.000   30.8906   0.000   55.4200   0.000
September.....................  29.1250   0.000   28.7500   0.000   17.5625   0.000   36.4375   0.000   59.6500   0.000
October.......................  30.5625   0.000   27.9375   0.000   19.4375   0.000   39.3125   0.000   57.5200   0.000
November......................  31.6875   0.000   29.5625   0.000   21.5938   0.000   42.5625   0.000   60.0000   0.000
December......................  33.1250   0.000   26.2500   0.000   23.5000   0.000   44.4375   0.000   58.7200   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Tenet on April 15, 2002 was $69.7000.


                      TEVA PHARMACEUTICAL INDUSTRIES LTD.

     Teva Pharmaceutical Industries Ltd. is a global pharmaceutical company producing drugs in all major treatment categories. Teva is a generic drug company and is in the U.S. generic market. Teva has successfully utilized its production and research capabilities to establish a global pharmaceutical business focused on the growing demand for generic drugs and on the opportunities for proprietary branded products for specific niche categories. Teva's active pharmaceutical ingredients business facilitates Teva's entry into new drug markets and offers a cost effective source of raw materials for its own pharmaceutical production. Shares of Teva also trade on the Tel-Aviv Stock Exchange.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  27.3750   0.000   22.9688   0.000   21.7188   0.000   32.7188   0.000   53.8750   0.000   62.0000
February......................  30.9063   0.000   21.0000   0.000   20.2188   0.000   43.1250   0.000   63.7500   0.000   57.0300
March.........................  27.7500   0.044   21.3750   0.032   23.7188   0.028   37.3125   0.084   54.6250   0.000   54.6700
April.........................  25.3750   0.000   21.3750   0.000   22.8750   0.000   44.0000   0.000   54.4500   0.048
May...........................  30.0000   0.000   20.5000   0.000   24.5625   0.000   53.8750   0.000   57.7600   0.000
June..........................  32.3750   0.044   17.5938   0.032   24.5000   0.027   55.4375   0.041   62.3000   0.049
July..........................  28.0313   0.000   17.3125   0.000   23.1875   0.000   60.7500   0.000   71.9500   0.000
August........................  26.1875   0.000   17.9063   0.000   23.5313   0.000   60.6250   0.000   71.1000   0.000
September.....................  27.8750   0.042   18.9375   0.029   25.1563   0.026   73.1875   0.042   60.4500   0.050
October.......................  23.3750   0.000   19.7188   0.000   24.1875   0.000   69.1250   0.000   61.8000   0.000
November......................  24.7500   0.000   21.7500   0.000   27.4375   0.026   65.7500   0.000   58.5000   0.000
December......................  23.6563   0.042   20.3438   0.027   35.8438   0.000   73.2500   0.041   61.6300   0.053

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.077
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the American depositary shares of Teva Pharmaceutical Industries on April 15, 2002 was $57.0000. During the period reflected in the above table, Teva split its common stock 2-for-1 on March 2, 2000. The data appearing in the above table have been adjusted to reflect this split.

                            TRIGON HEALTHCARE, INC.


     Trigon Healthcare, Inc. is a managed health care company in Virginia, serving over 2.0 million members primarily through statewide and regional provider networks. Trigon's membership represents approximately 28% of the Virginia population and 34% of the Virginia population in those areas where Trigon has the exclusive right to use the Blue Cross and Blue Shield service marks and tradenames. Trigon divides its business into four segments -- health insurance, government programs, investments and other health-related business (including disease management programs, third-party administration for medical and workers compensation, health promotions and similar products). On April 29, 2002, Anthem Inc. announced a deal to purchase Trigon for $4 billion in stock and cash.


                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  17.7500   0.000   24.8125   0.000   31.9375   0.000   30.4375   0.000   57.2900   0.000   73.5300
February......................  17.8750   0.000   31.0000   0.000   35.0000   0.000   31.9375   0.000   60.1900   0.000   71.7000
March.........................  17.6250   0.000   30.0625   0.000   34.2500   0.000   35.7500   0.000   51.5000   0.000   73.8200
April.........................  19.0000   0.000   30.3750   0.000   31.7500   0.000   35.9375   0.000   60.2100   0.000
May...........................  19.5000   0.000   34.0000   0.000   38.1250   0.000   49.9688   0.000   56.9900   0.000
June..........................  24.2500   0.000   36.1875   0.000   36.3750   0.000   51.5625   0.000   64.8500   0.000
July..........................  23.8125   0.000   31.3125   0.000   34.8760   0.000   53.0000   0.000   68.4800   0.000
August........................  23.8750   0.000   27.6250   0.000   36.3125   0.000   51.6260   0.000   64.7500   0.000
September.....................  24.8125   0.000   31.0000   0.000   29.2500   0.000   52.5625   0.000   65.5000   0.000
October.......................  24.5000   0.000   37.5000   0.000   28.3750   0.000   71.6875   0.000   61.3900   0.000
November......................  25.6250   0.000   37.0625   0.000   29.4375   0.000   71.6875   0.000   64.6500   0.000
December......................  26.1250   0.000   37.3125   0.000   29.5000   0.000   77.8125   0.000   69.4500   0.000

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.000
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Trigon on April 15, 2002 was $75.6900. Trigon has never paid dividends on its common stock.


                                     WYETH

     Wyeth is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in two primary businesses: Pharmaceuticals and Consumer Health Care. Pharmaceuticals include branded and generic human ethical pharmaceuticals, biologicals, nutritionals, and animal biologicals and pharmaceuticals. Consumer Health Care products include analgesics, cough, cold and allergy remedies, nutritional supplements, herbal products, and hemorrhoidal, antacid, asthma and other relief items sold over-the-counter.

                                     1997              1998              1999              2000              2001          2002
                                ---------------   ---------------   ---------------   ---------------   ---------------   -------
                                CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING   DIVI-   CLOSING
                                 PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE    DENDS    PRICE
                                -------   -----   -------   -----   -------   -----   -------   -----   -------   -----   -------
January.......................  31.6875   0.000   47.7188   0.000   58.6875   0.000   47.0625   0.000   59.1000   0.000   64.6600
February......................  32.0000   0.000   46.8750   0.000   59.5000   0.000   43.5000   0.000   61.7700   0.000   63.5500
March.........................  30.0000   0.205   47.6875   0.215   65.2500   0.225   53.7500   0.230   58.7500   0.230   65.6500
April.........................  33.0625   0.000   46.5625   0.000   61.0000   0.000   56.2500   0.000   57.7500   0.000
May...........................  38.0000   0.000   48.3125   0.000   57.6250   0.000   53.8750   0.000   63.3000   0.000
June..........................  38.2500   0.205   51.7500   0.215   57.3750   0.225   58.7500   0.230   58.7500   0.230
July..........................  41.2188   0.000   51.5000   0.000   51.0000   0.000   53.0625   0.000   60.3100   0.000
August........................  36.0000   0.000   50.1250   0.000   41.5000   0.000   54.2071   0.000   56.0000   0.000
September.....................  36.5000   0.205   52.6250   0.215   41.5000   0.225   56.4375   0.230   58.2500   0.230
October.......................  37.0625   0.000   48.9375   0.000   52.2500   0.000   63.5000   0.000   55.8300   0.000
November......................  34.9063   0.000   53.3750   0.000   52.0000   0.000   60.1250   0.000   60.1000   0.000
December......................  38.2500   0.215   56.3750   0.225   39.2500   0.230   63.5500   0.230   61.3600   0.230

                                2002
                                -----
                                DIVI-
                                DENDS
                                -----
January.......................  0.000
February......................  0.000
March.........................  0.230
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................



     The closing price of the common stock of Wyeth on April 15, 2002 was $64.8400. During the period reflected in the above table, Wyeth split its common stock 2-for-1 on each of May 7, 1996 and May 6, 1998. The data appearing in the above table has been adjusted to reflect each of these splits.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Healthcare SECTORS. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to the decision to purchase Healthcare SECTORS by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Healthcare SECTORS (a "U.S. Holder"). This summary also does not address the tax consequences to (i) persons that are not U.S. Holders, (ii) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Healthcare SECTORS as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the U.S. dollar or (v) persons that do not hold Healthcare SECTORS as capital assets.

     This summary does not address tax consequences specific to the underlying securities except where otherwise stated. Before acquiring Healthcare SECTORS, prospective investors should consult other publicly available sources of information concerning the tax treatment of the underlying securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The U.S. federal income tax discussion set forth herein may not be applicable depending upon a person's particular situation. Potential investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Healthcare SECTORS, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

CLASSIFICATION OF THE TRUST


     In the opinion of Cleary, Gottlieb, Steen & Hamilton, special tax counsel to the Healthcare SECTORS Trust, assuming full compliance with the terms of the Trust Agreement (including the Standard Terms for Depositary Trust Agreements) and the Depositary Trust Receipts:



     - The Trust will be classified as a grantor trust or as a custodial arrangement for U.S. federal income tax purposes and not as an association taxable as a corporation;



     - Each U.S. Holder of Healthcare SECTORS generally will be considered the owner of an undivided interest in the underlying securities held by the Healthcare SECTORS Trust; and



     - Each U.S. Holder will be treated as directly owning its proportionate share of the underlying stock and will take into account income and expenses (including fees) with respect to its proportionate share of that stock as if it held the stock directly.


TAXATION OF DISTRIBUTIONS ON THE UNDERLYING STOCKS

     In general, the gross amount of any distribution by a corporation of cash or property (other than certain distributions, if any, of shares distributed pro rata to all shareholders) to its shareholders with respect to stock is includable in income as dividend income to the extent such distribution is paid out of the current or accumulated earnings and profits of the issuer as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any distribution exceeds current and accumulated earnings and profits, it will be treated first as a tax-free return of the shareholder's adjusted tax basis in the stock and thereafter as capital gain.

     If there is a taxable distribution on an underlying security, a U.S. Holder will recognize income with respect to the distribution at the time that the distribution is received by the trustee, not at the time that the U.S. Holder receives the cash distribution from the trustee. A U.S. Holder must recognize income with respect to the entire amount of the distribution even if all or part of the distribution is retained by the trustee to pay its quarterly custodian fee.

     U.S. Holders of Healthcare SECTORS will be eligible for dividends received deductions (in the case of corporate U.S. Holders) or foreign tax credits (in the case of distributions on American Depositary Shares) with respect to taxable cash distributions on the underlying securities to the extent otherwise permitted under applicable law (see also -- "Special Considerations With Respect To Underlying American Depositary Shares", below).

TAXATION OF SALE OR OTHER DISPOSITION OF HEALTHCARE SECTORS

     A U.S. Holder generally will recognize gain or loss on the sale or other taxable disposition of Healthcare SECTORS equal to the difference between the amount realized on each of the underlying securities on such sale or other taxable disposition and the U.S. Holder's adjusted tax basis in each of the underlying securities. Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Healthcare SECTORS will be capital gain or loss and generally will be long-term capital gain or loss if the Healthcare SECTORS have been held more than one year. Under the "wash sale" rules, a deduction for a loss on the sale of Healthcare SECTORS may be disallowed in part or in whole if the U.S. Holder purchases shares of the underlying securities or enters into certain other transactions with respect to such underlying securities within 30 days of the sale.

     A U.S. Holder's gain or loss will be computed separately with respect to each underlying security by subtracting its basis in that underlying security from the amount realized with respect to that underlying security. When a U.S. Holder sells or makes any other taxable disposition of Healthcare SECTORS, it will determine the amount realized with respect to each underlying security by allocating the sales price among the underlying securities based on the relative fair market values of the underlying securities at the moment of sale.

     A U.S. Holder's initial tax basis in each of the underlying securities will be determined by allocating the purchase price for the Healthcare SECTORS among all of the shares of the underlying securities based on the relative fair market values of the underlying securities at the time of purchase. The American Stock Exchange has indicated that it intends to dedicate space on its web site (www.amex.com) to provide quotes for the Healthcare SECTORS, including a day-by-day breakdown of the daily closing values of the underlying securities. If the U.S. Holder acquired the Healthcare SECTORS in the initial offering, its initial tax basis in each of the underlying securities will be determined by allocating the purchase price for the Healthcare SECTORS among all of the shares of the underlying securities based on the relative fair market values of the
underlying securities at the closing market price on           , 2002.

DEPOSIT AND WITHDRAWAL OR DISTRIBUTION OF STOCKS


     In the opinion of Cleary, Gottlieb, Steen & Hamilton, the deposit of underlying securities in the Healthcare SECTORS Trust in exchange for Healthcare SECTORS will not be a taxable event, and the holding period with respect to the deposited underlying security will include the period that the U.S. Holder held the underlying security before deposit. The basis of the underlying security deposited will be equal to such U.S. Holder's tax basis in the underlying security immediately before the underlying security was deposited.

     Similarly, the withdrawal of any underlying securities from the Healthcare SECTORS Trust upon the surrender of Healthcare SECTORS, or their distribution by the Healthcare SECTORS Trust upon the occurrence of a reconstitution event or a termination event, will not be a taxable event. A U.S. Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of an underlying security equal to the amount of cash so received less such U.S. Holder's tax basis in such fractional share. The holding period with respect to the withdrawn or distributed underlying security will include the period that the U.S. Holder held the underlying security through the Healthcare SECTORS Trust. The basis of the withdrawn or distributed underlying security in the hands of the U.S. Holder will be equal to such U.S. Holder's tax basis in the underlying security immediately before withdrawal or distribution, less the basis allocated to any fractional share for which cash is received.


SPECIAL CONSIDERATIONS WITH RESPECT TO UNDERLYING AMERICAN DEPOSITARY SHARES

     Certain special considerations may apply to a U.S. Holder if the Healthcare SECTORS Trust holds American Depositary Shares. For example, if a foreign issuer pays a dividend in a currency other than U.S. dollars, a U.S. Holder may be required to recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date on which the dividend amount is converted into U.S. dollars. In addition, subject to conditions and limitations, a U.S. Holder may be entitled to a foreign tax credit or a deduction with regards to any foreign withholding tax on dividends. Special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). Prospective investors should consult publicly available sources of information and their own tax advisers as to the consequences of owning stock of foreign issuers through American Depositary Shares.

TAX TREATMENT OF FEES

     The underwriting fee will be included in the initial public offering price
on          , 2002 and consequently will be treated as part of the cost of the underlying securities. Similarly, the brokerage fee incurred in purchasing Healthcare SECTORS also will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Holder includes these fees in its tax basis in the underlying securities. A U.S. Holder will allocate the underwriting fee and brokerage fee among the underlying securities either using a fair market value allocation or pro rata based on the number of shares of each underlying security represented by each Healthcare SECTOR. The brokerage fee incurred in selling Healthcare SECTORS will reduce the amount realized with respect to the underlying securities.

     A U.S. Holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Holder's investment in the underlying securities and may be deductible. If a U.S. Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

INFORMATION REPORTING

     Generally, income on the Healthcare SECTORS will be reported to U.S. Holders on Forms 1099, which forms should be mailed to U.S. Holders of Healthcare SECTORS by January 31 following each calendar year.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on "employee benefit plans", as defined in Section 3(3) of ERISA, subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit certain transactions involving the assets of an ERISA Plan or a plan, such as a Keogh plan or an individual retirement account, that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, "Plans") and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under this regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the Healthcare SECTORS should constitute "publicly-offered securities" within the meaning of the regulation, and that, consequently, transactions engaged in by the Healthcare SECTORS Trust, including the forward contract, should not be subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase the Healthcare SECTORS should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Internal Revenue Code for which an exemption is not available. Governmental plans and certain church plans not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code but subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code should also consult with their counsel before purchasing any Healthcare SECTORS.

     By its purchase of any Healthcare SECTORS, each initial purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which the purchaser or transferee acquires the Healthcare SECTORS through and including the date on which the purchaser or transferee disposes of its interest in the Healthcare SECTORS, either that (A) it is not an ERISA Plan, or other Plan, or a governmental plan which is subject to any federal, state, or local law that is substantially similar to the provisions of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (B) its purchase, holding and disposition of such Healthcare SECTORS will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or any other violation of an applicable requirement of ERISA or the Internal Revenue Code (or in the case of a governmental plan, any substantially similar federal, state or local law) for which exemption is not available, all of the conditions of which have been satisfied.

                                  UNDERWRITING

     In accordance with the depositary trust agreement, the Healthcare SECTORS Trust will issue Healthcare SECTORS to Salomon Smith Barney Inc. and Salomon Smith Barney Inc. will deposit the underlying securities to receive Healthcare SECTORS. Salomon Smith Barney Inc. proposes to offer the Healthcare SECTORS to the public at the offering price set forth on the cover of this prospectus. We expect the trust to deliver the initial distribution of Healthcare SECTORS against deposit of the underlying securities in New York, New York on
  , 2002.

     Salomon Smith Barney Inc. proposes to offer the Healthcare SECTORS directly to the public at the public offering price set forth on the cover page of this prospectus which includes an underwriting fee of 2% and some of the Healthcare SECTORS to certain dealers at the public offering price less a concession not in
excess of $       per Healthcare SECTORS. Salomon Smith Barney Inc. may allow,
and such dealers may allow, a concession not in excess of $       per Healthcare
SECTORS on sales to certain
other dealers. After the initial offering, the public offering price and the other selling terms may be changed. The Healthcare SECTORS Trust will continue to issue Healthcare SECTORS, in connection with deposits of underlying securities. You will be responsible for an issuance fee of up to $10.00 for each round lot of 100 Healthcare SECTORS and any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     The depositary trust agreement provides that Salomon Smith Barney Inc. will indemnify the trustee against certain civil liabilities.


     Prior to this offering, there has been no public market for the Healthcare SECTORS. Consequently, the initial public offering price for the Healthcare SECTORS will equal the sum of the closing market price of each underlying stock on the date the Healthcare SECTORS are priced for initial sale to the public multiplied by the share amount appearing in the table beginning on page 21 of this prospectus, plus an underwriting fee. There can be no assurance, however, that the prices at which the Healthcare SECTORS will sell in the public market after this offering will not be lower than the price at which they are sold by Salomon Smith Barney Inc. or that an active trading market in the Healthcare SECTORS will develop and continue after this offering.


     Salomon Smith Barney Inc. and the Healthcare SECTORS Trust will apply to list the Healthcare SECTORS on the American Stock Exchange under the symbol
"  ".

     Salomon Smith Barney Inc. and its affiliates have from time to time provided investment banking, general financing and business services, and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     The offer and sale of the Healthcare SECTORS will comply with the requirements of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Healthcare SECTORS.

     This prospectus, as updated from time to time, may be used by Salomon Smith Barney Inc. or its affiliates in connection with offers and sales of the Healthcare SECTORS (subject to obtaining any necessary approval of the American Stock Exchange for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Healthcare SECTORS and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any Healthcare SECTORS.

                                 LEGAL MATTERS


     The validity of the Healthcare SECTORS will be passed upon for Salomon Smith Barney Inc., the initial depositor and the underwriter, by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain matters with respect to U.S. federal income tax law will be passed upon for the Healthcare SECTORS Trust by Cleary, Gottlieb, Steen & Hamilton as special U.S. tax counsel to the Healthcare SECTORS Trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           SALOMON SMITH BARNEY INC.,
                              AS INITIAL DEPOSITOR

                             HEALTHCARE SECTORS(SM)

                              DEPOSITARY RECEIPTS

                          HEALTHCARE SECTORS(SM) TRUST

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                              SALOMON SMITH BARNEY

                                                  , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................    $17,379.44
NASD Filing Fee.............................................        30,500
Printing and Engraving Fees.................................       150,000
Legal Fees and Expenses.....................................       500,000
Miscellaneous...............................................      2,120.56
                                                                ----------
          Total.............................................    $  700,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that, in addition to the indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723.
Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article Eleventh of the Restated Certificate of Incorporation of the Company provides as follows:

          To the fullest extent permitted under Section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

          - the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the BCL or

          - the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

     Article Ten of the By-laws of the Company provides as follows:

     The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement (included in Exhibit 4.1)
  4.1     Form of Standard Terms for Depositary Trust Agreements
          between Salomon Smith Barney Inc. and U.S. Bank Trust
          National Association, as trustee, and included as exhibits thereto, form of Depositary Trust Agreement and form of
          SECTORS*
  4.2     Form of Healthcare SECTORS (included in Exhibit 4.1)
  5       Opinion of counsel as to certain corporate law matters*
  8       Opinion of counsel as to certain federal income tax
          matters**


---------------

 * Previously filed.



** Replaces Exhibit 8 previously filed.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 6, 2002.


                                          SALOMON SMITH BARNEY INC.,
                                          as initial depositor

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                              Mark I. Kleinman
                                            Executive Vice President and
                                              Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities with Salomon Smith Barney Inc. indicated below on May 6, 2002.


                     SIGNATURE                                             TITLE
                     ---------                                             -----
             /s/ MICHAEL A. CARPENTER                President (Principal Executive Officer)
---------------------------------------------------
               Michael A. Carpenter

               /s/ MARK I. KLEINMAN                  Executive Vice President and Treasurer (Principal
---------------------------------------------------    Financial Officer)
                 Mark I. Kleinman

                /s/ MICHAEL J. DAY                   Executive Vice President and Chief Accounting
---------------------------------------------------    Officer
                  Michael J. Day

               /s/ DERYCK C. MAUGHAN                 Director
---------------------------------------------------
                 Deryck C. Maughan

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement (included in Exhibit 4.1)
  4.1     Form of Standard Terms for Depositary Trust Agreements
          between Salomon Smith Barney Inc. and U.S. Bank Trust
          National Association, as trustee, and included as exhibits thereto, form of Depositary Trust Agreement and form of
          SECTORS*
  4.2     Form of Healthcare SECTORS (included in Exhibit 4.1)
  5       Opinion of counsel as to certain corporate law matters*
  8       Opinion of counsel as to certain federal income tax
          matters**


---------------


 * Previously filed.



** Replaces Exhibit 8 previously filed.